UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Admendment No.   )

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 Pitney Bowes Inc.

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Notice of the 2008
Annual Meeting
and
Proxy Statement

Pitney Bowes Inc.
World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(203) 356-5000

To the Stockholders:

We will hold our 2008 annual meeting of stockholders at 9:00 a.m. on Monday, May 12, 2008 at our World Headquarters in Stamford, Connecticut.

The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of granting a proxy by telephone or Internet, as described on the proxy card.

We look forward to seeing you at the meeting.

Michael J. Critelli
Executive Chairman

Stamford, Connecticut
March 27, 2008

Notice of Meeting:

The annual meeting of stockholders of Pitney Bowes Inc. will be held on May 12, 2008, at 9:00 a.m. at the company’s World Headquarters, 1 Elmcroft Road, Stamford, Connecticut. Directions to Pitney Bowes’ World Headquarters appear on the back cover page of the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 12, 2008:

Pitney Bowes’ 2008 Proxy Statement and Annual Report to Stockholders, including the Annual Report on Form 10-K for the year ended December 31, 2007, are available at www.edocumentview.com/pbi.

The items of business at the annual meeting are:

1.	Election of five directors.

2.	Ratification of the Audit Committee’s selection of the independent registered public accounting firm for 2008.

3.	Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

March 18, 2008 is the record date for the meeting.

This proxy statement and accompanying proxy card are first being distributed on or about March 27, 2008.

Amy C. Corn
Corporate Secretary

Proxy Statement

The Annual Meeting and Voting

Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 12, 2008, at 9:00 a.m. at the company’s World Headquarters, 1 Elmcroft Road, Stamford, Connecticut, and at any adjournment or postponement of the meeting. This proxy statement contains information about the items being voted on at the annual meeting. This proxy statement and accompanying proxy card are first being distributed on or about March 27, 2008.

Annual Meeting Admission

An admission ticket, which is required for entry into the annual meeting, is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it to the annual meeting.

If your shares are held in the name of a bank, broker or nominee and you plan to attend the meeting, you must present proof of your ownership of Pitney Bowes stock (such as a bank or brokerage account statement) to be admitted to the meeting.

Who is entitled to vote?

Record stockholders of Pitney Bowes common stock and $2.12 convertible preference stock at the close of business on March 18, 2008 (the record date) can vote at the meeting. As of the record date, 209,791,380 shares of Pitney Bowes common stock and 36,469 shares of $2.12 convertible preference stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date, and 16.53 votes for each share of $2.12 convertible preference stock owned as of the record date.

How do I vote?

If you are a registered stockholder (which means you hold shares in your name), you may choose one of three methods to grant your proxy: (1) You may grant your proxy on-line via the Internet by accessing the following website and following the instructions provided: www.envisionreports.com/pbi; (2) You may grant your proxy by telephone (1-800-652-VOTE); or (3) You may grant your proxy by completing and mailing the enclosed proxy card. Alternatively, you may attend the meeting and vote in person.

If you hold your shares through a broker, bank, trustee or nominee, you are a beneficial owner and should refer to instructions provided by that entity on voting options.

May I change my vote?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first proxy; you may vote in person at the meeting; or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you grant your proxy by Internet, telephone or proxy card, you will be considered part of the quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving a majority of votes cast will be elected. Proposal 2 will be approved if a majority of the votes cast by the stockholders are voted in favor of the proposal.

What is the effect of broker non-votes and abstentions?

Under New York Stock Exchange rules, if your broker holds your shares in its “street” name, the broker may vote your shares on both proposals 1 and 2 if it does not receive instructions from you.

If your broker does not vote or if you abstain on one or more agenda items, the effect would be as follows:

Proposal 1:

Broker non-votes would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes would have no effect. If you elect to abstain in the election of directors, the abstention will have no impact.

Proposal 2:

Broker non-votes would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes would have no effect. Abstentions in the ratification of the Audit Committee’s selection of the independent registered public accounting firm for 2008 have the same effect as votes against.

How do Dividend Reinvestment Plan participants or employees with shares in the 401(k) plan vote by proxy?

If you are a stockholder of record and participate in the company’s Dividend Reinvestment Plan, or employee 401(k) plan, you will receive a proxy card with instructions on the three different ways available to you to grant your proxy (through the mail, by telephone, or over the Internet).

Shares held in the company’s 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan directs the trustee to vote shares for which no instructions are received in the same proportion (for, against, abstain or withheld) indicated by the voting instructions given by participants in the plan.

Who will count the votes?

Computershare Trust Company N.A. (“Computershare”) will tabulate the votes and act as Inspector of Election.

Multiple Copies of Annual Report to Stockholders

Our 2007 annual report has been mailed to stockholders together with this proxy statement. It will save the company money, and therefore benefit all stockholders, to eliminate distribution of unnecessary duplicate copies of the annual report.To print and distribute one annual report costs the company approximately $4.00.

If you and other stockholders of record with whom you share an address currently receive more than one copy of the annual report, we will discontinue mailing reports for the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the prompts when you grant your proxy if you are a stockholder of record granting your proxy by telephone or Internet.

At least one account per household must continue to receive the annual report, unless you elect to view future annual reports over the Internet. Mailing of dividends, stockholder investment statements and proxy materials will not be affected by your election to discontinue future duplicate mailings of the annual report. To discontinue or resume the mailing of an annual report to an account, or to consolidate your multiple accounts, call our transfer agent, Computershare, at the special Pitney Bowes toll-free number, 1-800-648-8170, visit their website at www.computershare.com, or contact them by mail at 250 Royall Street, Canton, MA 02021. If you own shares of stock through a bank, broker or other nominee and receive more than one Pitney Bowes annual report, please contact that entity to eliminate duplicate mailings.

Electronic Delivery of Annual Report and Proxy Statement

This proxy statement and our 2007 annual report may be viewed online at www.edocumentview.com/pbi. If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you grant your proxy by Internet or by telephone. If you choose this option, you will receive an e-mail for future meetings listing the website locations and your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your Pitney Bowes stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Stockholder Proposals and Other Business for the 2009 Annual Meeting

If a stockholder wants to submit a proposal for inclusion in the company’s proxy material for the 2009 annual meeting, which is scheduled to be held on Monday, May 11, 2009, it must be received by the corporate secretary by November 28, 2008. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the corporate secretary by February 11, 2009. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. The By-laws are posted on the company’s website at www.pb.com under the caption “Our Company-Corporate Governance.” Any stockholder may obtain a copy of the By-laws without charge by writing to the Corporate Secretary at Pitney Bowes Inc., 1 Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700.

Corporate Governance

Stockholders are encouraged to visit the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance” for information concerning the company’s governance practices, including the Governance Principles of the Board of Directors, charters of the committees of the board, and the directors’ Code of Business Conduct and Ethics. The company’s Business Practices Guidelines, which is the company’s Code of Ethics for employees, including the company’s chief executive officer and senior financial officers, is also available on the company’s Corporate Governance website. We intend to disclose future amendments or waivers to certain provisions of the directors’ Code of Business Conduct and Ethics or the Business Practices Guidelines on our website within four business days following the date of such amendment or waiver. Copies of all board committee charters, the Governance Principles of the Board of Directors, the directors’ Code of Business Conduct and Ethics and the company’s Business Practices Guidelines are available in print to stockholders who request them.

In May 2007, the company’s stockholders approved management’s proposal to amend the By-laws of the company. The By-laws were amended to change the voting standard for the election of directors in an uncontested election from a plurality to a majority of votes cast. In February 2008, the Governance Principles were amended by the board of directors to reflect this change in voting standard for the election of directors.

Board of Directors

The board of directors has conducted its annual review of the independence of each director under the New York Stock Exchange listing standards and the standards of independence set forth in the Governance Principles of the Board of Directors (which are included as Annex I of this proxy statement).

Based upon its review, the board has concluded in its business judgment that the following directors are independent: Rodney C. Adkins, Linda G. Alvarado, Anne M. Busquet, Anne Sutherland Fuchs, Ernie Green, James H. Keyes, John S. McFarlane, Eduardo R. Menascé, Michael I. Roth, David L. Shedlarz, David B. Snow, Jr. and Robert E. Weissman.

In making this determination, the board considered that in the ordinary course of business, transactions may occur between Pitney Bowes and its subsidiaries and companies or other entities at which some of our directors are executive officers. Under the company’s independence standards, business transactions meeting the following criteria are not considered to be material transactions that would impair a director’s independence:

The director is an employee or executive officer of another company that does business with Pitney Bowes and our annual payments to or from that company in each of the last three fiscal years are in an amount less than the greater of $1 million or two percent of the annual consolidated gross revenues of the company by which the director is employed.

During 2007, Messrs. Adkins, Roth, Shedlarz and Snow were employed at corporations with which Pitney Bowes engages in ordinary course of business transactions. We reviewed all transactions with each of these entities and these transactions were made in the ordinary course of business and were below the threshold set forth in our director independence standards.

Lead Director

In February 2008, the board of directors appointed Robert E. Weissman to an additional one-year term as the board’s Lead Director. The Lead Director serves as the chair of the periodic executive sessions of the board of directors during which neither the employee directors nor other members of management are present, and is responsible for briefing the chief executive officer, as needed, following the executive sessions.

The Lead Director also reviews and responds, as appropriate, to communications from stockholders and other interested parties in accordance with guidelines established by the board of directors. A complete description of the Lead Director function, including selection process and terms and term limits, can be found in Section 9 of the Governance Principles of the Board of Directors of Pitney Bowes Inc., which are available on the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance” and reprinted in this proxy statement as Annex I.

Communications with the Board

The board of directors has established procedures by which stockholders and other interested parties may communicate with the Lead Director, the Audit Committee chair, the independent directors, or the board of directors. Such parties may communicate with the Lead Director via e-mail at lead.director@pb.com, with the Audit Committee chair via e-mail at audit.chair@pb.com or they may write to one or more directors, care of the Corporate Secretary, Pitney Bowes Inc., 1 Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700.

The board of directors has instructed the corporate secretary to assist the Lead Director, the Audit Committee chair and the board in reviewing all electronic and written communications, as described above, as follows:

(i)	Customer, vendor or employee complaints or concerns are investigated by management and copies are forwarded to the Lead Director;

(ii)

If any complaints or similar communications regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by the corporate secretary to the General Auditor and to the Audit Committee chair for review and copies will be forwarded to the Lead Director. Any such matter will be investigated in accordance with the procedures established by the Audit Committee; and

(iii)

Other communications raising matters that require investigation will be shared with appropriate members of management in order to permit the gathering of information relevant to the directors’ review, and will be forwarded to the director or directors to whom the communication was addressed.

Except as provided above, the corporate secretary will forward written communications to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

It is the longstanding practice and the policy of the board of directors that the directors attend the annual meeting of stockholders. All directors attended the May 2007 annual meeting.

Board Committees

During 2007, each director attended at least 75% of the total number of board meetings and meetings held by the board committees on which he or she served. The board of directors met ten times in 2007, and the independent directors met in executive session, without any member of management in attendance, nine times.

Members of the board serve on one or more of the seven committees described below. Mr. Critelli serves as the chair of the Executive Committee and Mr. Martin is a member of this committee. The members of all other board committees are independent directors pursuant to New York Stock Exchange independence standards. Each committee of the board operates in accordance with a charter. All board committee charters are posted on the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance” and are available in print to stockholders who request them. The members of each of the board committees are set forth in the following chart.

E-Commerce
		Corporate	and		Executive
Name	Audit	Responsibility	Technology	Executive	Compensation	Finance	Governance
Rodney C. Adkins			X
Linda G. Alvarado		X*				X
Anne M. Busquet		X
Michael J. Critelli				X*
Anne Sutherland Fuchs		X			X
Ernie Green		X					X
James H. Keyes	X			X	X*		X
Murray D. Martin				X
John S. McFarlane			X*			X
Eduardo R. Menascé			X		X
Michael I. Roth	X			X		X*	X
David L. Shedlarz	X*	X				X
David B. Snow, Jr.			X			X
Robert E. Weissman	X			X	X		X*

* Committee Chair

The Audit Committee, which met six times in 2007, monitors the financial reporting standards and practices of the company and the company’s internal financial controls to confirm compliance with the policies and objectives established by the board of directors and oversees the company’s ethics and compliance programs. The committee appoints an independent registered public accounting firm to conduct the annual audits, and discusses with the company’s independent registered public accountants the scope of their examinations, with particular attention to areas where either the committee or the independent registered public accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent registered public accounting firm’s report, invites the independent registered public accounting firm’s recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the independent registered public accountants and approves their fees. It also reviews the company’s internal accounting controls and the scope and results of the company’s internal auditing activities, and submits reports and proposals on these matters to the board. The committee meets in executive session with the independent registered public accountants at each committee meeting.

The board of directors has determined that all members of the Audit Committee, James H. Keyes, Michael I. Roth, David L. Shedlarz and Robert E. Weissman, are “audit committee financial experts,” as that term is defined by regulation of the Securities and Exchange Commission.

The Corporate Responsibility Committee, which met four times in 2007, monitors the company’s policies and programs concerning stockholders, customers, employees, and the communities in which the company operates. The policies and programs that the committee monitors include employee relations, customer relations, procurement, product stewardship, investor relations, postal matters, community affairs, government relations, philanthropy, environmental health and safety, and emergency preparedness and business continuity planning.

The E-Commerce and Technology Committee, which met three times in 2007, monitors the company’s programs for electronic commerce initiatives, information technology infrastructure, product development activities, and research and development.

The Executive Committee, which did not meet in 2007, can act, to the extent permitted by applicable law and the company’s Restated Certificate of Incorporation and its By-laws, on all matters concerning management of the business which may arise between scheduled board of directors meetings, unless otherwise limited by applicable law and as described in the committee’s charter.

The Executive Compensation Committee is responsible for the company’s executive compensation policies and programs. During 2007, the committee met nine times. The committee frequently meets in executive session with Frederic W. Cook & Co., Inc., its independent consultant. The committee recommends to all of the independent directors for final approval policies, programs and specific actions regarding the compensation of the executive chairman and the chief executive officer, and approves the same for all of the executive officers of the company. The committee also recommends the “Compensation Discussion and Analysis” for inclusion in the company’s proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission, and reviews and approves allocations of shares in the company’s employee stock plans in connection with the granting of stock options and other stock awards. The Committee’s charter, which was last amended in November 2007, is available on the company’s website at www.pb.com under the heading “Our Company-Corporate Governance.”

The Finance Committee, which met nine times in 2007, reviews the company’s financial condition and evaluates significant financial policies and activities, oversees the company’s major retirement programs, advises management and recommends financial action to the board. The committee’s duties include monitoring the company’s current and projected financial condition, reviewing and approving major investment decisions, and overseeing the financial operations of the company’s retirement, savings, and post-retirement benefit plans and retirement funds to confirm that plan liabilities are adequately funded and plan assets are prudently managed. The committee recommends for approval by the board the establishment of new plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans.

The Governance Committee, which met six times in 2007, recommends nominees for election to the board of directors, determines the duties of and recommends membership in the board committees, reviews executives’ potential for growth, reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board, and, with the chief executive officer, is responsible for succession planning and ensuring management continuity. The committee reviews and evaluates the effectiveness of board administration and its governing documents, and reviews and monitors company programs and policies relating to directors. The committee reviews related-person transactions in accordance with company policy.

The Governance Committee generally identifies qualified candidates for nomination for election to the board of directors from a variety of sources, including other board members, management, and stockholders. The Governance Committee also may retain a third-party search firm to assist the committee members in identifying and evaluating potential nominees for the board.

Stockholders wishing to recommend a candidate for consideration by the Governance Committee may do so by writing to the Corporate Secretary, Pitney Bowes Inc., 1 Elmcroft Road, MSC 65-19, Stamford, CT 06926-0700. Recommendations submitted for consideration by the committee in preparation for the 2009 annual meeting of stockholders must be received by January 2, 2009, and must contain the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of the company’s stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and (vi) the candidate’s written, signed consent to serve if elected.

The committee evaluates candidates recommended by stockholders based on the same criteria it uses to evaluate candidates from other sources. The Governance Principles of the Board of Directors, which are posted on the company’s Corporate Governance website at www.pb.com under the caption “Our Company-Corporate Governance,” include a description of director qualifications. Among the qualifications considered by the committee are the candidate’s integrity and ethics, business acumen, experience and skills, independence, sound judgment, and his or her ability to commit sufficient time and attention to the activities of the board.

If the Governance Committee believes that a potential candidate may be appropriate for recommendation to the board, there is generally a mutual exploration process, during which the committee seeks to learn more about the candidate’s qualifications, background and interest in serving on the board, and the candidate has the opportunity to learn more about the company, the board, and its governance practices. The final selection of the board’s nominees is within the sole discretion of the board of directors.

Alternatively, as referenced beginning on page 6 of this proxy statement, stockholders intending to appear at a stockholders’ meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the board of directors does not intend to nominate the candidate or where the Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Article II, Section 6 of the company’s By-laws. The By-laws are posted on the company’s Corporate Governance website.

Directors’ Compensation

Role of Governance Committee in Determining Director Compensation. In accordance with the Governance Principles of the Board, the Governance Committee reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board. The Governance Committee reviews the director compensation policy periodically and consults from time to time with an independent compensation consultant, selected and retained by the committee, as to the competitiveness of the program. In 2006, the Governance Committee reviewed peer group and market data provided by Steven Hall & Partners in considering and determining non-employee director compensation effective January 1, 2007. This review resulted in an increase from $45,000 to $65,000 in the annual retainer for non-employee directors. In addition, effective May 2007, restricted stock awards for non-employee directors were increased from 1,400 shares to 2,200 shares of restricted stock. Also, effective as of January 1, 2007, the board of directors established an annual retainer of $10,000 for the Lead Director. The meeting attendance fees remained unchanged. The Governance Committee believes that the compensation for Pitney Bowes non-employee directors is appropriate and consistent with the philosophy, or objectives, of the director compensation program as further described in the Governance Principals of the Board. A summary of the director compensation program is provided below.

Directors’ Fees. During 2007, each director who was not an employee of the company received an annual fee of $65,000 and a meeting fee of $1,500 for each board and committee meeting attended. Directors who were elected to the board other than as of the May annual organizational meeting received a prorated annual fee. Committee chairs (except for the Audit Committee chair) receive an additional $1,500 for each committee meeting that they chair, and the Audit Committee chair receives an additional $2,000 for each Audit Committee meeting chaired. The Lead Director receives an additional annual retainer of $10,000.

All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings. It is also our practice that when a director’s spouse or guest is invited by the company to attend a company-hosted event, the incremental costs of such spousal or guest travel are treated as income to the director and are “grossed up” by the company such that the director is made whole for the added income taxes payable by him or her as a result of such spousal or guest travel. In 2007, there were no “gross ups” paid to any director for spousal or guest travel.

The board of directors maintains directors’ stock ownership guidelines, requiring, among other things, that each director accumulate and retain a minimum of 7,500 shares of company common stock within five years of becoming a director of Pitney Bowes. The directors’ stock ownership guidelines are available on the company’s website at www.pb.com under the caption “Our Company-Corporate Governance.”

Directors’ Stock Plan. Under the Directors’ Stock Plan, in 2007 each director who was not an employee of the company received an award of 2,200 shares of restricted stock. Directors who joined the board after the annual meeting of stockholders in May were awarded a prorated number of shares of restricted stock. The shares carry full voting and dividend rights but, unless certain conditions are met, may not be transferred or alienated until the later of (i) termination of service as a director, or, if earlier, the date of a change of control, and (ii) the expiration of the six-month period following the grant of such shares. The Directors’ Stock Plan permits certain dispositions of stock granted under the restricted stock program provided that the director effecting the disposition had accumulated and will retain 7,500 shares of common stock. Permitted dispositions are limited to (i) transfer to a family member or family trust or partnership, and (ii) donations to charity after the expiration of six months from date of grant. The original restrictions would continue to apply to the donee except that a charitable donee would not be bound by the restriction relating to termination of service from the board.

Since the approval of the Directors’ Stock Plan by stockholders in 1991, the common stock of the company has twice undergone a two-for-one split, in 1992 and 1997, respectively. In addition, the annual grant was increased in 1997 in connection with the discontinuation of the Directors’ Retirement Plan, as described below. Ownership of shares granted under the Directors’ Stock Plan is reflected in the table on page 13 showing security ownership of directors and executive officers.

Directors’ Deferred Incentive Savings Plan. The company maintains a Directors’ Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally “invested” in any combination of several institutional investment funds. Deferral elections made with respect to plan years prior to 2004 also included as an investment choice the ability to invest in options to purchase common stock of the company.

Stock options selected by directors as an investment vehicle for deferred compensation were granted through the Directors’ Stock Plan. The Directors’ Stock Plan permits the exercise of stock options granted after October 11, 1999 during the full remaining term of the option by directors who have terminated service on the board, provided that service on the board is terminated (i) after ten years of service on the board, or (ii) due to director’s death or disability, or (iii) due to the director having attained mandatory directors’ retirement age. The Directors’ Stock Plan also permits the donation of vested stock options, regardless of the date of grant, to family members and family trusts or partnerships.

Directors’ Retirement Plan. The company’s Directors’ Retirement Plan was discontinued, and the benefits previously earned by directors were frozen as of May 12, 1997. Under this plan, there is no benefit paid to a director who served for less than five years as of May 12, 1997. A director who had met the five-year minimum vesting requirement as of May 12, 1997 will receive an annual retirement benefit calculated as 50% of the director’s retainer in effect as of May 12, 1997, and a director with more than five years of service at retirement will receive an additional ten percent of such retainer for each year of service over five, to a maximum of 100% of such retainer for ten or more years of service. The annual retainer fee in effect as of May 12, 1997, was $30,000. The annual retirement benefit is paid for life.

DIRECTOR COMPENSATION FOR 2007

					Change in
					Pension Value
	Fees			Non-Equity	and Nonqualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)(5)	($)	Total ($)
Mr. Adkins(6)	26,167	69,335	0	0	0	0	95,502
Ms. Alvarado	95,000	103,807	0	0	(190)	0	198,617
Ms. Busquet(7)	12,399	41,295	0	0	0	0	53,694
Ms. Fuchs	98,000	103,807	0	0	0	0	201,807
Mr. Green	90,500	103,807	0	0	0	0	194,307
Mr. Keyes	125,000	103,807	0	0	0	0	228,807
Mr. McFarlane	104,000	103,807	0	0	0	0	207,807
Mr. Menascé	98,000	103,807	0	0	0	0	201,807
Mr. Roth	123,000	103,807	0	0	0	0	226,807
Mr. Shedlarz	109,500	103,807	0	0	0	0	213,307
Mr. Snow	95,000	103,807	0	0	0	0	198,807
Mr. Weissman	130,500	103,807	0	0	0	0	234,307

(1)

Each non-employee director receives an annual retainer of $65,000 ($16,250 per quarter) and a meeting fee of $1,500 for each board and com- mittee meeting attended. Committee chairs (except for the Audit Committee chair) receive an additional $1,500 for each committee meeting that they chair, and the Audit Committee chair receives an additional $2,000 for each Audit Committee meeting chaired. The Lead Director receives an additional annual retainer of $10,000.

(2)

On May 14, 2007, each non-employee director then serving received an award of 2,200 shares of restricted stock. The aggregate number of shares of restricted stock held by each director as of December 31, 2007 is as follows: Mr. Adkins – 1,543 shares; Ms. Alvarado – 20,200 shares; Ms. Busquet – 1,122 shares; Ms. Fuchs – 4,563 shares; Mr. Green – 11,100 shares; Mr. Keyes – 15,200 shares; Mr. McFarlane – 11,475 shares; Mr. Menascé – 10,192 shares; Mr. Roth – 17,000 shares; Mr. Shedlarz – 10,192 shares; Mr. Snow – 3,600 shares; and Mr. Weissman – 10,192 shares. The fair market value of the restricted share awards was calculated using the average of the high and low stock price, $47.60 and $46.77, respectively, as reported on the New York Stock Exchange on May 14, 2007, the date of grant. The closing price on May 14, 2007 on the New York Stock Exchange was $47.42. Mr. Adkins was elected to the board of directors effective September 1, 2007 and was awarded a prorated grant of 1,543 shares of restricted stock. The fair market value of his restricted stock award was calculated using the average of the high and low stock price, $45.49 and $44.38, respectively, as reported on the New York Stock Exchange on September 4, 2007, the date of grant. The closing price on September 4, 2007 on the New York Stock Exchange was $45.27. Ms. Busquet was elected to the board of directors effective November 9, 2007 and was awarded a prorated grant of 1,122 shares of restricted stock. The fair market value of her restricted stock award was calculated using the average of the high and low stock price, $37.21 and $36.40, respectively, as reported on the New York Stock Exchange on November 9, 2007, the date of grant. The closing price on November 9, 2007 on the New York Stock Exchange was $36.94. The grant date fair market value of the restricted stock awards was computed in accordance with SFAS 123(R).

(3)

Stock options were not awarded to non-employee directors during 2007. Stock options formerly were available to non-employee directors as an investment choice under the Directors’ Deferred Incentive Savings Plan. Cash fees deferred with respect to plan years prior to 2004 could be invested in options to purchase common stock of the company. The aggregate number of options held by each director as of December 31, 2007 is as follows: Mr. Keyes – 2,178; Mr. McFarlane – 9,194; Mr. Roth – 4,644; and Mr. Weissman – 1,789.

(4)	The company does not provide non-equity incentive plans for the non-employee directors.

(5)

Ms. Alvarado is the only non-employee director who served on the board during 2007 eligible to receive payments from the now-suspended Directors’ Retirement Plan. Ms. Alvarado is eligible to receive payments upon her retirement from the board.

(6)	Mr. Adkins was elected to the board of directors effective September 1, 2007.

(7)	Ms. Busquet was elected to the board of directors effective November 9, 2007.

Certain Relationships and Related-Person Transactions

In November 2006, the board of directors adopted the written “Policy on Approval and Ratification of Related-Person Transactions” which states that the Governance Committee of the board of directors of Pitney Bowes Inc. is responsible for reviewing and approving any related-person transactions between Pitney Bowes and its directors, nominees for director, executive officers, beneficial owners of more than five percent of any class of Pitney Bowes voting stock and their “immediate family members” as defined by the rules and regulations of the Securities and Exchange Commission (“related persons”). It is the expectation and policy of the board of directors that all related-person transactions will be at arms’ length and on terms that are fair to the company.

Under the related-person transaction approval policy, any newly proposed transaction between Pitney Bowes and a related person must be submitted to the Governance Committee for approval if the amount involved in the transaction is greater than $120,000. Any related-person transactions that have not been pre-approved by the Governance Committee must be submitted for ratification as soon as they are identified. Ongoing related-person transactions are reviewed on an annual basis. The material facts of the transaction and the related person’s interest in the transaction must be disclosed to the Governance Committee.

If the proposed transaction involves a related person who is a Pitney Bowes director or an immediate family member of a director, that director may not participate in the deliberations or vote regarding approval or ratification of the transaction but may be counted for the purposes of determining a quorum.

The following related-person transactions do not require approval by the Governance Committee:

1.

Any transaction with another company with which a related person’s only relationship is as an employee or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount invested does not exceed the greater of $1 million or two percent of that company’s consolidated gross revenues;

2.

A relationship with a firm, corporation or other entity that engages in a transaction with Pitney Bowes where the related person’s interest in the transaction arises only from his or her position as a director or limited partner of the other entity that is party to the transaction;

3.

Any charitable contribution by Pitney Bowes to a charitable organization where a related person is an officer, director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues;

4.	Any transaction involving a related person where the rates or charges involved are determined by competitive bids; and

5.	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Governance Committee may delegate authority to approve related-person transactions to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any approval or ratification decisions to the Governance Committee at its next scheduled meeting.

Except for the relationship described below, there were no other relationships or related-person transactions during 2007 involving any director, executive officer or beneficial owner of more than five percent of any class of Pitney Bowes voting stock (or any members of their immediate families) to which Pitney Bowes was a party that are required to be disclosed under the rules and regulations of the Securities and Exchange Commission.

Leslie Abi-Karam, executive vice president and president, Mailing Solutions Management, is an executive officer of the company who shares a household with a former employee of the company, Scott F. Fuller, who held the position of vice president, global outsourcing. Mr. Fuller’s total compensation for 2007 was approximately $270,000.

Compensation Committee Interlocks and Insider Participation

During 2007, there were no compensation committee interlocks and no insider participation in Executive Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

		Shares	Options
		Deemed to	Exercisable
Title of		be Beneficially	Within
Class of Stock	Name of Beneficial Owner	Owned(a)(b)(c)	60 Days(d)	% of Class
Common	Rodney C. Adkins	1,745	0	*
Common	Linda G. Alvarado	24,228	0	*
Common	Anne M. Busquet	2,682	0	*
Common	Anne Sutherland Fuchs	5,563	0	*
Common	Ernie Green	19,779	0	*
Common	James H. Keyes	18,952	2,178	*
Common	John S. McFarlane	23,673	9,194	*
Common	Eduardo R. Menascé	10,892	0	*
Common	Michael I. Roth	29,552	4,644	*
Common	David L. Shedlarz	12,692	0	*
Common	David B. Snow, Jr.	4,600	0	*
Common	Robert E. Weissman	15,062	1,789	*
Common	Murray D. Martin	1,646,346	1,548,514	*
Common	Michael J. Critelli	2,006,148	1,692,463	*
Common	Bruce P. Nolop	443,689	365,471	*
Common	Patrick J. Keddy	130,466	119,114	*
Common	Michael Monahan	133,035	118,228	*
Common	Leslie Abi-Karam	95,139	85,246	*
Common	Kevin S. Weiss	118,291	114,412	*
Common	All executive officers and directors as a group (23)	5,366,226	4,616,904	2.5%

*	Less than 1% of Pitney Bowes Inc. common stock.

(a)

These shares represent common stock beneficially owned as of March 1, 2008 and shares for which such person has the right to acquire beneficial ownership within 60 days thereafter. To our knowledge, none of these shares are pledged as security.

(b)	Other than with respect to ownership by family members, the reporting persons have sole voting and investment power with respect to the shares listed.

(c)	Includes shares that are held indirectly through the Pitney Bowes 401(k) Plan and its related excess plan.

(d)	The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of March 1, 2008 by exercising outstanding stock options.

Beneficial Ownership

The only persons or groups known to the company to be the beneficial owners of more than five percent of any class of the company’s voting securities are reflected in the chart below. The following information is based solely upon Schedules 13G and amendments thereto filed by the entities shown with the Securities and Exchange Commission as of the date appearing below.

Name and Address of Beneficial Owner	Amount and Nature of		Percent of
	Beneficial Ownership		Common
Dodge & Cox
555 California Street, 40th Floor	13,180,914	(a)	5.75%
San Francisco, CA 94104
NWQ Investment Management Company, LLC
2049 Century Park East, 16th Floor	28,091,960	(b)	12.25%
Los Angeles, CA 90067

(a)

As of December 31, 2007, Dodge & Cox, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power with respect to 13,180,914 shares, sole voting power with respect to 12,356,114 shares and shared voting power with respect to 36,000 shares.

(b)

As of January 31, 2008, NWQ Investment Management Company, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power with respect to 28,091,960 shares and sole voting power with respect to 24,480,979 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered “officers” of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (“Reporting Persons”) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company’s securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. The company believes that all such forms have been timely filed for 2007.

Proposal 1: Election of Directors

The board is divided into three classes whose terms of office end in successive years.

Ms. Alvarado, Mr. Green, Mr. McFarlane and Mr. Menascé were elected last year to three-year terms expiring in 2010.

Ms. Fuchs, Mr. Keyes, Mr. Shedlarz and Mr. Snow were elected in 2006 to three-year terms expiring in 2009.

On March 16, 2007, the board of directors increased the size of the board from 11 to 12 members, and elected Murray D. Martin to fill the resulting vacancy. Consistent with the requirement in the company’s Restated Certificate of Incorporation that each class of directors be as equal in number as possible, Mr. Martin was elected to the class of directors whose terms expire at the 2008 annual meeting.

Effective September 1, 2007 the board of directors increased the size of the board from 12 to 13 members, and nominated and elected Rodney C. Adkins to fill the resulting vacancy. Mr. Adkins was elected to the class of directors whose terms expire at the 2008 annual meeting.

On November 9, 2007 the board of directors increased the size of the board from 13 to 14 members, and elected Anne M. Busquet to fill the resulting vacancy. Ms. Busquet was elected to the class of directors whose terms expire at the 2009 annual meeting.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Mr. Adkins, Mr. Critelli, Mr. Martin, Mr. Roth and Mr. Weissman at this meeting to three-year terms expiring at the 2011 annual meeting.

Information about each nominee for director and each incumbent director, including the nominee’s or incumbent’s age as of March 1, 2008, is set forth beginning on page 15. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under proposal 1 for all other nominees, or grant your proxy by telephone or the Internet as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced. At the annual meeting, proxies cannot be voted for more than the five director nominees.

Vote Required

In accordance with the company’s by-laws, in an uncontested election, a majority of the votes cast is required for the election of directors. This means that any nominee for director in this election who fails to receive a majority of votes cast in the affirmative must tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation. The board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

The board of directors recommends that stockholders vote FOR the election of the following nominees:

NOMINEES FOR ELECTION TO TERMS EXPIRING AT THE 2011 ANNUAL MEETING

Rodney C. Adkins, 49, senior vice president, development & manufacturing, IBM Systems & Technology Group, IBM Corporation. Formerly vice president of development, IBM Systems and Technology Group, December 2003 – May 2007. Director since 2007.

Murray D. Martin, 60, president and chief executive officer of Pitney Bowes Inc. since May 2007; formerly president and chief operating officer October 2004 – May 2007; executive vice president and group president, Global Mailstream Solutions, 2001 to 2004. Director since 2007. (Also a director of The Brink’s Company.)

Robert E. Weissman, 67, retired chairman, IMS Health Incorporated, a leading provider of information solutions to the pharmaceutical and healthcare industries. Director since 2001. (Also a director of Cognizant Technology Solutions Corporation, Information Services Group, Inc. and State Street Corporation.)
Michael J. Critelli, 59, executive chairman of Pitney Bowes Inc. since May 2007; formerly chairman and chief executive officer, 1997-2007. Director since 1994. (Also a director of Eaton Corporation.)

Michael I. Roth, 62, chairman and chief executive officer, The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company. Formerly chairman of the board, The Interpublic Group of Companies, Inc., 2004-2005; chairman and chief executive officer, The MONY Group Inc., 1993-2004. Director since 1995. (Also a director of Gaylord Entertainment Company and The Interpublic Group of Companies, Inc.)

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2010 ANNUAL MEETING

Linda G. Alvarado, 56, president and chief executive officer of Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development firm. Director since 1992. (Also a director of Lennox International, Inc., 3M Company, The Pepsi Bottling Group Inc., and Qwest Communications International, Inc.)

John S. McFarlane, 59, interim chief executive officer and president, Exar Corporation, a developer of high-performance analog and mixed signal silicon solutions for communications. Formerly chief executive officer of Ascendent Telecommunications Inc., a leading developer of mobility and disaster recovery technology solutions for voice communications, 2004-2005; president and chief executive officer of Nexsi Systems Corporation, a developer of high-end network infrastructure and bandwidth management services, 2001-2002. Director since 2000. (Also a director of Exar Corporation.)
Ernie Green, 69, president of Ernie Green Industries, Inc., a manufacturer of automotive components. Director since 1997. (Also a director of Eaton Corporation.)

Eduardo R. Menascé, 62, retired president, since December 31, 2005, Enterprise Solutions Group, Verizon Communications Inc., a leading provider of wireline and wireless communications. Director since 2001. (Also a director of John Wiley & Sons, Inc., KeyCorp and Hillenbrand Industries, Inc.)

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2009 ANNUAL MEETING

Anne M. Busquet, 58, principal of AMB Advisors, LLC, an independent consulting firm; former chief executive officer, IAC Local & Media Services, a division of IAC/Interactive Corp., an Internet commerce conglomerate, 2004-2006; president, Travel Services Group and senior advisor to the chairman, 2003-2004, IAC/Interactive Corp.; principal, AMB Advisors, LLC, 2001-2003. Director since 2007. (Also a director of Blyth, Inc.)

James H. Keyes, 67, retired chairman, Johnson Controls, Inc., a supplier of automotive systems and facility management and control. Formerly chairman, 2003, and chairman and chief executive officer, 1993-2002, Johnson Controls, Inc. Director since 1998. (Also a director of LSI Corporation and Navistar International Corporation and a trustee of Fidelity Funds.)

David B. Snow, Jr., 53, chairman and chief executive officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager. Formerly president and chief operating officer of WellChoice, Inc., 2001-2003. Director since 2006. (Also a director of Medco Health Solutions, Inc.)
Anne Sutherland Fuchs, 60, consultant to private equity firms. Chair of the Commission on Women’s Issues for New York City since 2002. Formerly executive vice president, LVMH Moët Hennessy Louis Vuitton, a leading luxury products group, March – December 2002, and global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, July 2001 – February 2002. Director since 2005. (Also a director of Gartner, Inc.)

David L. Shedlarz, 59, retired, vice chairman, since December 31, 2007, of Pfizer Inc., a pharmaceutical, consumer and animal products health company. Formerly vice chairman, 2005-2007; executive vice president and chief financial officer, 1999-2005, Pfizer Inc. Director since 2001. (Also a director of Teachers Insurance and Annuity Association.)

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that was last amended in February 2007. The Audit Committee represents and assists the board of directors in overseeing the financial reporting process and the integrity of the company’s financial statements. The committee is responsible for retaining the independent registered public accounting firm and pre-approving the services they will perform, and for reviewing the performance of the independent registered public accounting firm and the company’s internal audit function. The board of directors, in its business judgment, has determined that all four members of the committee are “independent,” as required by applicable listing standards of the New York Stock Exchange.

In the performance of its responsibilities, the committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm their independence.

Based upon the review of information received and discussions as described in this report, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 29, 2008.

By the Audit Committee of the board of directors,

David L. Shedlarz, Chair
James H. Keyes
Michael I. Roth
Robert E. Weissman

Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2008

The Audit Committee of the board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm for Pitney Bowes for 2008. Although not required by law, as a matter of corporate governance this matter is being submitted to the stockholders for ratification. If this proposal is not ratified at the annual meeting by the affirmative vote of a majority of the votes cast, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers as its independent registered public accounting firm. PricewaterhouseCoopers has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. A representative from PricewaterhouseCoopers will attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the company by PricewaterhouseCoopers as of or for the years ended December 31, 2007 and 2006, were (in millions):

	2007	2006
Audit	$8.0	$7.9
Audit-Related	1.7	1.4
Tax	0.9	1.2
All Other	—	—
Total	$10.6	$10.5

The Audit fees for the years ended December 31, 2007 and 2006 were for professional services rendered for the audits of the consolidated financial statements of the company, financial statements of selected subsidiaries and internal control over financial reporting, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the Securities and Exchange Commission.

The Audit-Related fees for the years ended December 31, 2007 and 2006 were for assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, and consultations concerning financial accounting and reporting standards.

The Tax fees for the years ended December 31, 2007 and 2006 were for services related to tax compliance, including the preparation and/or review of tax returns and claims for refund, and tax compliance services for expatriate employees.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by PricewaterhouseCoopers. Specifically the committee’s policy is to pre-approve the use of PricewaterhouseCoopers for audit services as well as detailed, specific types of services within the following categories of audit-related and non-audit services: merger and acquisition due diligence and audit services; employee benefit plan audits; tax services; and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category for such audit, audit-related and tax services which the company anticipates obtaining from PricewaterhouseCoopers, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair. In 2007, no accountant services were approved through a waiver of the pre-approval requirements.

Vote Required

Ratification of the appointment of Pitney Bowes’ independent registered public accounting firm requires the affirmative vote of a majority of votes cast by the holders of common stock and $2.12 convertible preference stock of the company present or represented by proxy and entitled to vote at the annual meeting.

The board of directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2008.

Report of the Executive Compensation Committee

The Committee 1) has reviewed and discussed with management the section included below in this proxy statement entitled “Compensation Discussion and Analysis” (the “CD&A”) and 2) based on the review and discussions referred to in item 1) above, the Committee has recommended to the board of directors that the CD&A be included in the company’s annual report on Form 10-K and this proxy statement.

By the Executive Compensation Committee of the board of directors,

James H. Keyes, Chair
Anne Sutherland Fuchs
Eduardo R. Menascé
Robert E. Weissman

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Pitney Bowes specifically cautions investors not to apply these statements to other contexts.

Objectives

Our key compensation goals are to attract, retain and motivate high performing executives with a commitment to the long-term success of our business.

We seek to establish a compensation program based on the following five main principles:

(1)	Compensation should be tied to performance and long-term stockholder return;

(2)	Compensation should reflect leadership position and responsibility, and performance-based compensation should be a greater part of total compensation for more senior positions;

(3)	Incentive compensation should reward both short-term and long-term performance;

(4)	Compensation levels should be sufficiently competitive to attract and retain talent; and

(5)	Employees should be encouraged to own Pitney Bowes stock to align their interests with Pitney Bowes stockholders.

Compensation should be tied to performance and long-term stockholder return

We link compensation, including executive compensation, to the performance of the company as a whole as well as to individual performance. In particular, the short-term, or annual, incentive compensation element for each of the named officers is tied predominantly to enterprise performance during the current fiscal year, and the long-term incentive compensation element is tied to long-term enterprise performance. We evaluate enterprise performance using a number of criteria, including, for example, organic growth,

  adjusted earnings per share,

  adjusted earnings before interest and taxes, and

  adjusted free cash flow.

In addition, we use the company’s total stockholder return relative to the total stockholder return for the Standard & Poor’s (“S&P”) 500 as a modifier in the calculation of annual and long-term incentive payments. Under the company’s plans, performance above target results in increased total compensation, and performance below target results in decreased total compensation. For disclosure of annual and long-term goals, please see pages 23 and 25.

Compensation should reflect leadership position and responsibility, and performance-based compensation should be a greater part of total compensation for more senior positions

It is our belief that employees with higher levels of responsibility and a greater ability to influence enterprise results should have a greater percentage of variable total compensation. Our consideration of individual pay levels typically includes factors such as:

  experience in the position,

  performance,

  demonstrated leadership,

  potential to enhance long-term stockholder value,

  recruiting and retention needs,

  internal equity,

  external marketplace,

  current salary,

  salary history, and

  prior incentive awards.

Incentive compensation should reward both short-term and long-term performance

Pitney Bowes’ short-term executive compensation program includes salary and annual performance-based cash incentives. Pitney Bowes’ long-term executive compensation program includes stock options and cash incentive units, which we refer to as CIUs. These components collectively represent the current compensation opportunity for senior executives (excluding benefits). Currently, restricted stock is not granted annually to senior executives but may be granted from time to time for attracting, retaining and motivating executive talent.

In addition, Pitney Bowes provides post-retirement benefits to executives through:

  matching contributions to the executives’ defined contribution plans;

  nonqualified deferred compensation plans; and

  pension and retiree medical benefits to each of the executives hired prior to January 1, 2005.

For 2007, following a continuing practice, the Executive Compensation Committee of the board of directors (the “Committee”) reviewed tally sheets setting forth all components of compensation for the eleven executive officers, including the executive chairman and the president and chief executive officer whose compensation is approved by the independent directors of the board. The tally sheets generally include a specific review of the following:

  salary,

  annual and long-term incentives at both target and actual payout,

  benefits,

  the value of unexercised stock options and unvested restricted stock awards,

  hypothetical cash severance payments, and

  the present value of accrued benefits under Pitney Bowes’ qualified and non-qualified retirement and savings plans.

The Committee uses the tally sheets as an additional resource for determining whether any changes in compensation are appropriate.

Compensation levels should be sufficiently competitive to attract and retain talent

To ensure that Pitney Bowes’ current and long-term executive compensation is competitive in the marketplace, the Committee establishes our target compensation structure based on companies with revenues in the $6 to $10 billion range. We developed our data on compensation levels within this group of companies using Towers Perrin’s published executive compensation reports. Annually, the Committee reviews our actual compensation payouts against a peer group of sixteen publicly traded companies with comparable revenue, market capitalization and total stockholder return. For a list of these companies, please see pages 29 and 30. After considering this information, and after consulting with Frederic W. Cook & Co., Inc., the Committee’s independent consultant, the Committee determined that this peer group is appropriate.

The Committee strives to set executive compensation generally at the market median, although individual levels can vary for a variety of reasons as discussed in the section “Role of the Executive Compensation Committee in Determining Executive Compensation.” Actual compensation may be above or below the median based on actual performance.

Employees should be encouraged to own Pitney Bowes stock to align their interests with Pitney Bowes stockholders

Stock ownership and equity-related compensation arrangements are considered key elements to focus executives on increasing stockholder value. Therefore, we aim to develop and maintain stock programs that encourage each employee to act like a business owner. A substantial portion of an executive’s long-term incentive compensation is awarded in the form of stock compensation, which along with the CIUs serve as the primary vehicles for aligning the interests of executives with long-term stockholders. Executives have access to various vehicles to assist in building their ownership over time, including:

1)	the ability to elect investment of company matching contributions in the 401(k) Plan and the 401(k) Restoration Plan in company stock;

2)	the ability to elect company stock as an investment option in the company’s Deferred Incentive Savings Plan;

3)	retention of shares acquired upon exercise of stock options or vesting of restricted stock; and

4)	participation in the Dividend Reinvestment Plan (which is available to all of our stockholders).

We believe it is important that the company maintain a stock ownership policy that encourages executives to own substantial amounts of company stock. As a result, the company maintains the Executive Stock Ownership Policy that is described beginning on page 30.

Compensation Actions

Actions Taken by the Executive Compensation Committee in 2007

In 2007, in accordance with its charter, the Committee took the following significant actions during the year:

The Committee approved the 2007 incentive plan objectives for:

annual incentives,

cash incentive units, and

the performance criteria as required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee endorsed for approval by the independent members of the board compensation changes for Murray D. Martin, who was elected the company’s new president and chief executive officer effective May 14, 2007, and Michael J. Critelli, who was elected the company’s executive chairman effective May 14, 2007.

In 2007, the Committee approved or endorsed for approval by the board the following policy changes that are designed to strengthen our compensation programs in light of evolving best practices:

The Committee endorsed for approval by the board and the company’s stockholders the 2007 Stock Plan which contains some significant changes from the company’s 2002 Stock Plan.

Some of the more significant changes are that the 2007 Plan:

—

includes a “double trigger” change of control payment mechanism requiring a termination of employment either by the company without cause or by the employee for “good reason” within two years after a change of control of the company;

—	changes the definition of fair market value from average of the high and low to the closing price of Pitney Bowes common stock on the date of grant;

—	revises the definition of disability to two years following the start of a long-term disability;

—	expands the “clawback provision” for gross misconduct and violation of the company’s confidentiality agreements to allow the Committee to require forfeiture of outstanding awards;

—	adds a minimum performance period of one year for performance grants; and

—	increases the maximum award per individual from 400,000 to 600,000 shares.

The Committee amended the company’s Key Employee Incentive Plan (“KEIP”) which governs the annual incentive plan and the long-term cash incentive unit plan:

—	to require employees to forfeit vested and unvested awards if the company determines that the employee has engaged in gross misconduct;

—

to eliminate the requirement that the size of the annual incentive fund be limited to 4 1/2% of the company’s income from continuing operations before income taxes as this requirement is no longer necessary given the other performance criteria under the plan; and

—	to revise change of control calculations for both annual incentives and long-term cash incentives to use the participant’s current target value of the award at the time of the change of control.

  The Committee reviewed the stock ownership of the company’s executive officers and decided to amend the company’s Executive Stock Ownership Policy as detailed below in the section “Executive Stock Ownership Policy.”

In 2007, the Committee conducted the following reviews with the help of its outside consultant, Frederic W. Cook & Co., Inc.:

  To assist the Committee in benchmarking the company’s compensation programs, it reviewed a report from Frederic W. Cook & Co., Inc. on the executive compensation landscape and compensation data from the company’s peer group.

  The Committee reviewed an analysis conducted by Frederic W. Cook & Co., Inc. regarding pay for performance of the company’s former CEO.

  The Committee reviewed various alternatives developed by Frederic W. Cook & Co., Inc. to measure total stockholder return for CIUs granted beginning in 2008.

Role of the Executive Compensation Committee in Determining Executive Compensation

At the beginning of each year, our chief executive officer, on behalf of senior management, recommends to the Committee financial and strategic objectives for the company. In addition, senior management recommends target levels of annual and long-term incentive compensation. The Committee then reviews and determines whether to approve or modify the enterprise financial and strategic objectives and the target levels of annual and long-term incentive compensation as submitted.

For 2007, the annual incentive for all named executive officers other than Kevin S. Weiss was tied 100% to the enterprise objectives and long-term cash incentive unit compensation was tied 100% to the enterprise objectives for all named executive officers. Mr. Weiss was no longer an executive officer of the company at the end of 2007. Disclosure of Mr. Weiss’ compensation is included in this proxy statement in accordance with the Securities and Exchange Commission rule requiring disclosure for up to two additional individuals who would have been included in the proxy statement but for the fact that they were no longer serving as an executive officer at the end of 2007. Mr. Weiss’ annual incentive payout is based 75% on enterprise performance and 25% on the performance of the North American mailing business.

Role of Management in Determining Executive Compensation

Senior management recommends annual salary increases and actual payout levels for annual incentive compensation that are aligned with the company’s performance against the pre-established objectives. For CIUs, the recommendation is based on pre-established objectives and a total stockholder return calculation.

The chief executive officer recommends individual ratings for each executive other than himself and the executive chairman and these ratings are considered in determining annual merit salary increases. The Committee recommends to the independent directors of the board an individual rating for the chief executive officer and the executive chairman based upon the company’s performance in relation to its objectives. In making its recommendation for annual merit salary increases, management uses market data, to the extent available, and the Committee reviews and approves the merit increases.

Effective May 14, 2007, Mr. Martin was promoted to president and chief executive officer and Mr. Critelli was appointed to the newly created position of executive chairman. On April 27, 2007, Mr. Monahan assumed responsibility for the management of the mailing solutions and services business and Ms. Abi-Karam assumed responsibility for the management of the company’s marketing services business in addition to the document messaging technologies business.

At the end of each year, each senior executive completes a written self assessment of his or her performance against his or her objectives. The chief executive officer evaluates the performance of his direct reports and recommends compensation actions to the Committee and the independent directors of the board. The senior vice president and chief human resources officer is also consulted in developing recommendations regarding executive compensation.

Accounting Items and Reconciliation of GAAP to Non-GAAP Measures

For 2007, the Committee determined that adjusted earnings per share and adjusted free cash flow results exclude the impact of special items (both positive and negative) such as restructuring charges, legal settlements and write downs of assets which materially impact the comparability of the company’s results of operations. Adjusted free cash flow includes the addition of the incremental investment in finance receivables net of the change in customer deposits held by the Pitney Bowes Bank. Organic growth excludes certain items such as acquisitions and the impact of foreign currency translation.

The following are non-GAAP measures: adjusted earnings per share, adjusted free cash flow, and adjusted earnings before interest and taxes (EBIT).

  Adjusted earnings per share exclude special items and the impact of any accounting changes.

  Adjusted free cash flow is adjusted net income plus depreciation and amortization, stock option expense and deferred taxes; less working capital excluding finance receivables, net of reserve account deposits; less capital expenditures, net of disposals.

  Adjusted EBIT is earnings before interest and taxes and is calculated by taking the adjusted net income result and adding back minority interest; interest net; and taxes.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.

Reconciliation of GAAP measures to non-GAAP measures may be found at the company’s website www.pb.com/investorrelations.

Base Salary

We pay base salary to compensate executives for performing the daily duties of their defined jobs in amounts that are competitive in the markets in which we operate. In general, the company aligns base salary for executives with reference to the competitive market median data for base salary.

There is typically a range of pay approximately plus or minus 20% around the median data that is considered to be competitive, and actual salaries are generally within this range.

Among the factors considered in determining the actual base salary for executives are:

  the potential impact the individual may make on the company now and in the future;

  internal equity;

  level of experience and skill;

  individual performance compared with annually established financial, strategic, unit or individual objectives; and

  competitive market salary rates for similar positions.

Salaries are reviewed annually on a common review date and managed to an overall merit budget. The size of merit increases is related to the individual’s performance rating, the position relative to the market, general economic conditions and organizational issues. In 2007, in connection with his promotion to chief executive officer, Mr. Martin’s salary was increased by 20%. In connection with his appointment as executive chairman, Mr. Critelli’s salary was decreased by 19%. Mr. Monahan and Ms. Abi-Karam’s salaries were increased by 20% and 13%, respectively, due to the change in their roles. Mr. Nolop and Mr. Weiss’ salaries were increased three percent and five percent, respectively, consistent with market conditions and their individual performance ratings. Mr. Keddy’s salary in U.S. dollars increased by 12% due primarily to exchange rate differences between the British pound and the U.S. dollar. Excluding the impact of the exchange rate, Mr. Keddy’s salary increase was approximately three percent.

Annual Incentive Plan

We pay annual performance-based incentive compensation, or short-term incentives, to reward executives for achieving certain goals over the course of the year. Our target annual incentive compensation is generally competitive in the markets in which we operate. In general, the company targets annual incentives at the median of competitive market data.

All executives are eligible for annual incentives for achieving challenging financial and strategic objectives that are established at the beginning of each year. Annual incentive payments are subject to the company first achieving a threshold income from continuing operations objective. The maximum annual incentive a named officer could receive under the KEIP is $4,000,000 and the Committee applies “negative discretion” to reduce annual awards such that individual payouts are in line with financial and strategic enterprise, business unit and individual performance.

In applying its negative discretion, the Committee looks to certain enterprise performance objectives. For the annual incentive plan, the 2007 enterprise objectives were as follows:

Target
Performance Metrics	Performance
Organic Growth	5%
Adjusted Earnings Per Share	$2.94
Adjusted EBIT	$1.268 billion
Adjusted Free Cash Flow	$710 million

In 2007, each of the four financial metrics for the annual incentive plan were weighted equally at 25%. In addition, the Committee has the discretion to increase or decrease the annual incentive pool by up to 25% based on its assessment of factors such as:

  quality of earnings;

  total return to stockholders;

  progress on strategic objectives; and

  other significant items.

Strategic objectives in 2007 included:

  customer loyalty;

  leadership talent;

  employee engagement; and

  diversity.

Both the financial and strategic objectives were chosen as performance criteria because the company believes that achievement of these results is the best way to ensure the creation of long-term stockholder value. Once financial and strategic results are available, the Committee reviews these results and determines the annual incentive pool and the annual incentive multiplier. At target, the annual incentive multiplier would be 100%.

2007 Annual Incentive Payout

For the named officers, annual incentive payments for 2007 were subject to the company first achieving a threshold income from continuing operations objective of $485,412,000, excluding all one-time items. Actual 2007 income from continuing operations was $601,114,000.

In February 2008, in applying its negative discretion, the Committee awarded 2007 performance payments by measuring the company’s financial performance against objectives that were set by the Committee for the annual incentive pool in the first quarter of 2007. The company’s 2007 financial performance was disappointing. The company did not meet its target organic growth, adjusted earnings per share and adjusted earnings before interest and taxes. However, the company exceeded its performance target for adjusted free cash flow. The Committee evaluated the company’s performance against these goals and then, using the discretion it has to increase or decrease the incentive pool by up to 25%, the Committee increased the incentive pool by ten percent. This increase was based on the Committee’s assessment of factors such as improvements in customer retention, employee engagement, talent and leadership and progress on strategic objectives and other significant items such as the successful transition of the chief executive officer role from Mr. Critelli to Mr. Martin, the company’s acquisition and integration of MapInfo Corporation and the thorough and extensive strategic review management conducted with the board of directors.

The Committee approved annual incentive awards for executive officers at levels that were in a range of 17-57% of salary which was approximately 40% of amounts executive officers would have been awarded if target performance had been achieved. The Committee set an aggregate limit on the annual incentive awards for executive officers with the understanding that Mr. Martin would have the flexibility to make specific recommendations for individual executives to the extent that he believed that an individual’s performance would merit a different annual incentive amount. After Mr. Martin reviewed his recommendations with the Committee, each of the named officers was awarded an incentive payment representing 40% of his or her incentive target, with the exception of Mr. Keddy and Mr. Weiss. Mr. Keddy received an annual incentive equal to 17% of his salary due to the decline in earnings in the International business from 2006 to 2007. The percentage of Mr. Weiss’ salary paid as an annual incentive was 21% due to the decline in earnings in the U.S. mailing business from 2006 to 2007. The percentage of salary paid as annual incentives to Messrs. Martin, Critelli, Nolop and Monahan were 53%, 57%, 32% and 28%, respectively, and to Ms. Abi-Karam was 27%, in each case approximately 40% of his or her target incentive, as shown in the following table.

The following table outlines the annual incentive targets for each of the named officers for 2007 and the actual annual incentive amounts earned in 2007 and paid in 2008.

				Percentage of
	Incentive Target			Salary Earned
	(as percentage		Amount Earned	and Paid
Name	of base salary)	Incentive Target	and Paid	as Incentive
Murray D. Martin	100%/150%	$1,100,000	$440,000	53%
President and
Chief Executive Officer(1)

Michael J. Critelli	150%/138%	$1,337,375	$534,950	57%
Executive Chairman and
former Chairman and CEO(1)

Bruce P. Nolop	81%	$486,405	$194,562	32%
EVP and Chief Financial Officer

Patrick J. Keddy	55%	$272,466	$ 85,146	17%
EVP and President,
Mailstream International

Michael Monahan	63%/75%	$301,219	$120,591	28%
EVP and President, Mailing
Solutions and Services(1)

Leslie Abi-Karam	63%/69%	$275,406	$110,213	27%
EVP and President, Document
Messaging Technologies(1)

Kevin S. Weiss	69%	$274,551	$ 82,365	21%
EVP and President,
Mailstream, the Americas

(1)

Due to the change in their roles during the year, each of Messrs. Martin, Critelli and Monahan and Ms. Abi-Karam had one incentive target from January 1, 2007 through May 31, 2007 and another incentive target from June 1, 2007 through December 31, 2007. Both targets are shown as a percentage of base salary in the second column of the above table.

Long-term Incentives

We pay long-term incentives to executives to improve the company’s overall performance by linking the senior executives’ long-term rewards to our long-term results. We also pay long-term incentives in order to be competitive in the markets in which we operate. The company currently utilizes two principal types of long-term incentives:

  cash incentive units (CIUs); and

  stock options.

The Committee targets delivery of long-term incentives using a mix of stock options and CIUs for the company’s executive officers, based upon the grant date fair value of the options and the target CIU payout level. The Committee may award shares of restricted stock in unique circumstances where needed for attracting, retaining or motivating executive talent. In general, for each named officer the Committee grants long-term incentives at the median of competitive market data for each position. The Committee uses these performance-driven components to link executive compensation to long-term company performance and to external market performance of the company’s stock price.

Among the factors considered in determining option and CIU award levels for each member of this group are:

  potential impact the individual may make on the company now and in the future;

  level of experience;

  individual performance compared with annually established financial, strategic, unit and individual objectives;

  internal equity; and

  competitive market data for similar positions.

Cash Incentive Units

CIUs are long-term incentive awards that are paid in cash with a unit value that is based on the achievement of pre-established financial objectives over a three-year performance period. For the named officers, payments are subject to the company first achieving a threshold income from continuing operations objective, consistent with the requirements for deductibility under Section 162(m) of the Code. The maximum long-term incentive payout a named officer could receive under the KEIP is $8,000,000 and the Committee applies “negative discretion” to reduce awards such that individual payouts are in line with financial and strategic enterprise performance.

CIUs are granted annually to executive officers and other members of senior management. The pre-established goals used to determine the value of each unit are:

  adjusted earnings per share; and

  adjusted free cash flow.

Adjusted earnings per share and adjusted free cash flow are each weighted at 50% in calculating CIU values. The Committee also uses a Total Stockholder Return (“TSR”) modifier in the calculation of the CIU value. The unit value based on financial performance will be modified by up to 25%, upwards or downwards, based on Pitney Bowes’ three-year TSR performance compared to the three-year TSR performance of the S&P 500. The objective of the TSR modifier is to balance the measurement of performance using the internal financial objectives with the measurement of the stockholder value created by meeting these objectives.

The Committee set the following objectives for the 2007-2009 CIU cycle in January 2007: adjusted earnings per share and adjusted free cash flow, weighted at 50% each.

For the 2007-2009 CIU cycle, the unit value at target is $1.00. If the threshold level of performance is not met for both of these objectives, the CIUs will have no value.

The unit value based on internal financial performance is determined as follows:

Target
2007-2009	Performance
Performance Metrics	Payout Level
Cumulative Earnings Per Share (EPS)	$9.59
Cumulative Adjusted Free Cash
Flow (AFCF)	$2.238 billion

2007 Long-Term Incentive Payout (Cash Incentive Units 2005-2007 Performance Period)

At its February 2008 meeting, the Committee determined the CIU payout for the 2005-2007 cycle. The targets for the 2005-2007 CIU cycles were adjusted three-year earnings per share of $8.00 and adjusted free cash flow of $1.798 billion and actual performance was adjusted three-year earnings per share of $7.87 and adjusted free cash flow of $2.320 billion. The TSR modifier decreased the payout level by 12.2% resulting in a final payout of $1.12 per unit, which represents an above-target level of performance.

The following table outlines the long-term CIU targets for each of the named officers for the 2005-2007 performance period and the actual CIUs earned and paid in February 2008.

Name	Cash Incentive Units Target (2005-2007)	Amount Earned and Paid
Murray D. Martin	$800,000	$896,000
President and Chief
Executive Officer

Michael J. Critelli	$1,500,000	$1,680,000
Executive Chairman and
former Chairman and CEO

Bruce P. Nolop	$550,000	$616,000
EVP and Chief Financial Officer

Patrick J. Keddy	$191,667	$214,667
EVP and President,
Mailstream International

Michael Monahan	$183,333	$205,333
EVP and President,
Mailing Solutions and Services

Leslie Abi-Karam	$183,333	$205,333
EVP and President, Document
Messaging Technologies

Kevin S. Weiss	$200,000	$224,000
EVP and President,
Mailstream, the Americas

Treatment of Special Items

In determining performance goals and evaluating enterprise performance results, the Committee may use its discretion and judgment to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business. The Committee believes that the metrics for incentive compensation plans should be specific and objective. However, in exercising its negative discretion the Committee recognizes that interpretation of the application of pre-established metrics to results may be necessary from time to time for certain special items, such as changes in company strategy or new accounting pronouncements. The Committee has adopted a philosophy for evaluating previously established metrics in light of special items. Specifically, the Committee may consider whether or not to include the impact of the special item on incentive plan targets based on typical competitive practices and the specific circumstances for each special item. In 2007, special items included charges taken for restructuring and asset impairments and the alignment of the accounting treatment for software revenue recognition used by MapInfo Corporation, our recent acquisition, with the company’s policies. For the 2005-2007 CIU cycle, special items also included the sale of the company’s capital services business and the expensing of stock options under SFAS 123(R) which became effective during the cycle.

Stock Options

It is the company’s policy that stock options are granted only at an exercise price equal to the market price of the stock on the date of grant. In accordance with the 2002 Stock Plan, the market price is the average of the high and low prices at which Pitney Bowes stock was traded on the New York Stock Exchange on the date of grant. The Pitney Bowes Inc. 2007 Stock Plan, approved by stockholders on May 14, 2007, defines market price as the closing price for Pitney Bowes stock on the New York Stock Exchange on the date of grant.

The independent members of the board of directors are responsible for option grants to the company’s president and chief executive officer and executive chairman. The Committee is responsible for grants to all of the other executive officers of the company. An annual grant of stock options is made to executives at the Committee’s or, in the case of the president and chief executive officer and executive chairman, the board’s meeting during the first quarter of the year. The Committee may, from time to time, grant options to new executive hires; these grants are typically made at the Committee’s next regularly scheduled meeting. In special circumstances, the Committee may determine that it is appropriate to make additional grants to executives (other than the executive chairman and the chief executive officer) during the course of the year; these grants are made at a Committee meeting. Also, in accordance with Delaware law, the board has delegated to the chief executive officer and the chief human resources officer authority to grant stock options within pre-established guidelines to employees at the level of vice president and below. The Committee reviews any grants made pursuant to this delegation at its next regularly scheduled meeting.

The company’s stock price must increase in order for stock option grantees to realize any benefit. When the stock price increases, both stockholders and stock option grantees will benefit.

In 2007, 1,488,387 options were granted with a weighted average exercise price of $47.17, the average of the high and low trading prices of Pitney Bowes common stock on that date. The closing market price for Pitney Bowes stock was $47.83 on that date. Options typically have a ten-year exercise period. Generally, nonqualified stock options become exercisable ratably (25% each year) over the first four years following the date of grant and incentive stock options become exercisable after four years. We typically grant options on the same date as the meeting of the Committee in February each year. This is typically after our fourth quarter earnings release has been widely disseminated.

In connection with Mr. Martin’s promotion to chief executive officer, Mr. Martin was awarded an annual grant of 324,149 stock options to purchase common stock of the company under the 2002 Stock Plan at an exercise price of $45.40 per share, the average of the high and the low price of the company’s common stock on March 16, 2007 (the “Grant Date Fair Market Value”). This grant was in line with the median competitive market data. The stock options have a ten-year exercise period and will vest and become exercisable in equal 25% increments over four years after the date of grant. Consistent with Mr. Critelli’s election to the newly created position of executive chairman, Mr. Critelli was awarded an annual grant of 162,075 stock options to purchase common stock of the company under the 2002 Stock Plan at $45.40 per share, the Grant Date Fair Market Value. The stock options have a ten-year exercise period and will vest and become exercisable in equal 25% increments over four years after the date of grant.

Restricted Stock

No awards of restricted stock were made to the named officers during 2007. Restricted stock is granted from time to time as part of the company’s management attraction, development, succession, and retention planning process. Time-based restricted shares granted to Messrs. Martin, Critelli and Nolop in 2003 vested on February 9, 2007. These restricted shares were granted for succession and retention purposes, and a portion of the value of the restricted shares granted to Messrs. Martin and Critelli (an aggregate of approximately $4.1 million) is not deductible as performance-based compensation under Section 162(m) of the Code. As we have previously disclosed, the company generally intends to comply with the requirements for full deductibility. The company does, however, reserve the right to pay compensation that may not be fully deductible if it determines that it is in the company’s best interest to do so.

On April 5, 2004, Mr. Martin was awarded 20,000 shares of restricted stock that would become fully vested on the fourth anniversary of the grant date, April 5, 2008, so long as Mr. Martin remained an employee of the company and certain income from continuing operations performance criteria were achieved. The vesting of the restricted stock could be accelerated if certain performance criteria were met. At its February 13, 2006 meeting, the board of directors released the restrictions on 12,825 shares of Mr. Martin’s restricted stock. At its February 12, 2007 meeting, the board of directors released the restriction on 4,900 additional shares of Mr. Martin’s restricted stock. The remaining 2,275 shares will vest on April 5, 2008. The Committee may award restricted stock in the future with different restrictions, performance conditions, and terms as warranted by changing competitive conditions, retention and succession planning needs. In 2007, the company issued restricted stock units (or, rights to receive common stock of the company) in place of stock options to certain employees below the executive level (i.e., employees at the director level and below).

Tax and Accounting

With the exception of certain grants of time-based restricted stock, the company’s compensation programs generally satisfy the requirements for full deductibility under Section 162(m) of the Code. Section 162(m) denies the company a tax deduction for certain compensation in excess of $1 million paid to “covered employees” unless the compensation is qualified performance-based compensation. At the beginning of 2007, the Committee established threshold performance-based income from continuing operations goals for the 2007 annual incentive and long-term 2007-2009 Cash Incentive Unit cycle.

For the named executive officers, payments under the KEIP are subject to the company first achieving a threshold income from continuing operations objective, consistent with the requirements for deductibility under Section 162(m) of the Code.

The maximum annual and long-term cash incentives a named executive officer could receive under the KEIP are $4,000,000 and $8,000,000, respectively, and the Committee applies “negative discretion” to reduce annual cash and long-term cash incentive unit awards such that individual payouts are tied to the achievement of pre-determined financial and strategic enterprise, business unit and individual performance objectives. The Committee does, however, weigh the benefits of compliance with Section 162(m) against the potential limitations of such compliance, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company’s best interest to do so.

In determining the number of options in the mix of long-term incentives discussed above, the company currently values options based upon the Black-Scholes valuation methodology, consistent with the provisions of SFAS 123(R). Key assumptions used to estimate the fair value of stock options include:

  the volatility of the company’s stock;

  the risk-free interest rate; and

  the company’s dividend yield.

For additional information on the accounting treatment for stock-based awards, please refer to note 12 to the financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007. The company believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in estimating the fair value of its stock option grants. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the company under SFAS 123(R).

Tally Sheets

In making its recommendations, management provides the Committee with tally sheets which demonstrate the total mix of compensation for executive officers. The tally sheets are prepared by our human resources department and reviewed with the Committee’s independent consultant. The tally sheets show the dollar amount of the elements of each executive officer’s compensation, including total cash compensation (base salary and annual incentive), long-term incentive grants (stock options and CIUs awarded at grant), benefits, long-term incentive payouts, savings plan balances, equity and long-term cash plan balances and amounts that would be payable under various termination scenarios, including involuntary termination, termination following a change of control and termination due to death or disability.

The purpose of these tally sheets is to bring together all of the elements of compensation so that the Committee may analyze both the individual elements of compensation as well as the aggregate total amount of actual and projected compensation.

The Committee uses the information in the tally sheets as an additional resource for determining whether any changes in compensation need to be made. In reviewing the tally sheets, the Committee considers factors such as:

  performance,

  demonstrated leadership,

  potential to enhance long-term stockholder value,

  internal equity,

  external marketplace,

  experience in the position,

  current salary,

  salary history, and

  prior incentive awards.

In reviewing the tally sheets, the Committee reviews the competitiveness of each individual element of compensation with a view towards determining the optimal mix of compensation components.

In reviewing the tally sheets, the Committee determined that, due to the change in his position and the resulting change to his ownership requirement, awards to Mr. Critelli, our current executive chairman and former chief executive officer, were too heavily weighted in stock compensation, and therefore the Committee reallocated his 2007 long-term incentive grant from 50% stock options and 50% CIUs to 25% stock options and 75% CIUs. In reviewing the tally sheets, the Committee noted that although the compensation for Messrs. Martin and Critelli was significantly higher than the compensation for other executive officers, these amounts were in line with market data.

Mix of Compensation Components

In 2007, the mix of compensation components for the chief executive officer and other key executives varied by level. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should have a greater percentage of variable total compensation. The mix of compensation components is determined using competitive market data as a guideline. At target, the compensation mix ranges from 14% base salary, 21% target annual incentive and 65% long-term incentives to 39% base salary, 27% target annual incentive and 34% long-term incentives.

Benchmarking

To ensure that Pitney Bowes’ executive compensation is competitive in the marketplace, the Committee establishes our target compensation structure based on companies with revenues in the $6 to $10 billion range. We determined the competitiveness of our compensation structure using Towers Perrin’s published executive compensation reports, and the Committee engages Frederic W. Cook & Co., Inc. as its independent compensation consultant to assist it in the evaluation of senior executive compensation.

The Committee has engaged Frederic W. Cook & Co., Inc. in a limited capacity to provide, under the oversight of the Committee, benchmarking analysis on compensation trends along with their views on specific compensation programs designed by company management. Representatives from Frederic W. Cook & Co., Inc. are also frequently invited to attend the Committee meetings. In addition, the company’s human resources department and the Committee have discussed with Frederic W. Cook & Co., Inc. the design of programs that affect executive officer compensation.

Frederic W. Cook & Co., Inc. provides market data that includes reference points for the Committee’s evaluation of compensation decisions, but is not the sole basis for determining appropriate compensation design, compensation targets, or individual pay levels. At any point in time, compensation targets and individual pay levels may be above or below the median for a variety of reasons. For example, target levels may be affected by:

  the value of the total rewards package;

  program design and strategic considerations;

  affordability;

  changing competitive conditions;

  program transition considerations;

  the definition and scope of the executive’s role;

  an executive’s individual contributions to the company; or

  succession or retention.

Pitney Bowes operates in a number of different business segments, and different portions of our business reside in different competitive arenas. Many of our businesses compete with privately-held companies as well as publicly-held companies that are based in countries outside the United States where prevailing compensation practices may be significantly different.

While Pitney Bowes does not have a competitor that is in a majority of our businesses, the Committee reviews our actual compensation payouts against a peer group of sixteen publicly traded companies with comparable revenue, market capitalization, total assets, net income and number of employees on an annual basis. In the absence of competitive benchmarks, this peer group was created to enable the Committee to analyze the competitive market for the talent and skill required to lead a business of complexity and size similar to that of Pitney Bowes. The Committee selected this group based on recommendations by Frederic W. Cook & Co., Inc., the Committee’s independent consultant. This group consists of industrial, technology and service companies and excludes companies in the financial services, transportation, hotel, energy, natural resources and aviation industries. The peer group of companies that we consider in reviewing executive compensation includes:

Affiliated Computer Services, Inc.;
Agilent Technologies, Inc.;
American Standard Companies Inc.;
Avaya Inc.;

Danaher Corporation;
Fiserv, Inc.;
Ingersoll-Rand Company Limited;
ITT Corporation;
Lexmark International, Inc.;
NCR Corporation;
PACCAR Inc.;
Rockwell Automation, Inc.;
R.R. Donnelley & Sons Company;
Seagate Technology;
Textron Inc.; and
Xerox Corporation.

Pension Benefits and Deferred Compensation

For United States executives hired prior to January 1, 2005, we provide both a qualified pension and non-qualified pension restoration plan. Executives also have the opportunity to voluntarily defer salary, annual incentives and payouts on CIUs into a non-qualified deferred compensation plan. We also provide a qualified pension plan for U.K. employees hired prior to July 1, 2005. We use these pension and deferred compensation benefits as a retention vehicle. For more detailed information, see the narrative accompanying the Pension Benefits table beginning on page 38 and narrative accompanying the “Nonqualified Deferred Compensation for 2007” table beginning on page 41.

Financial Counseling Benefit

We provide a financial counseling benefit to executives to enable them to ensure compliance with increasingly complex rules and regulations of pay and to provide assistance to executives in managing complex investment, tax, legal and estate matters to ensure that they have balanced portfolios. The company believes that maintaining a financial counseling program supports the company’s objective of aligning executive’s interests with Pitney Bowes stockholders while enabling executives to make appropriate strategic decisions on behalf of the company. Pitney Bowes provides financial counseling in amounts ranging from $12,000-$21,000 for the following executives: the executive chairman, the chief executive officer, executive vice presidents, senior vice presidents and other senior executives. See the “All Other Compensation” column of the “Summary Compensation Table” on page 32.

Executive Stock Ownership Policy

Pitney Bowes maintains an executive stock ownership policy to more closely align our key executives’ interests with the long-term interests of our stockholders. In 2007, the Committee decided to amend this policy in the following ways:

  Creating new levels of required ownership for the chief executive officer and the executive chairman;

  Instituting a five-year time limit to meet the required ownership levels, with the Committee having the authority to make cash awards in stock in the event that the required levels are not met within this timeframe;

  Changing the “retention ratio” (described below) from 75% to 100%; and

  Including 60% of the value of restricted shares or restricted stock units and 60% of the value of vested but unexercised options in the calculation of the total number of shares held by the executive officer.

Under our corporate policy on insider trading, executives cannot engage in short-term, speculative (“in and out”) trading in Pitney Bowes securities, as well as hedging and other derivative transactions, including short sales, “put” or “call” options, swaps and collars, with respect to Pitney Bowes securities (other than transactions in employee stock options).

The multiple of salary required to be held are as follows:

Title	Multiple of Salary
chief executive officer	5X
executive chairman	3X
other Section 16 officers	2X

We calculate the number of shares targeted for retention by multiplying an executive’s annual base salary times the multiple of salary required and dividing by the average closing price of Pitney Bowes common stock on the last trading day of each of the prior two years.

In 2007, the Committee approved a five-year timeframe to meet the ownership guideline, and until the required ownership levels are met, executives are required to hold 100% of their “net profit shares.” This is the “retention ratio” described above. “Net profit shares” are, with respect to options, the shares remaining after payment of the option exercise price and taxes owed upon exercise and, with respect to restricted stock, 100% of the shares that remain after the payment of applicable taxes. Under the policy, shares underlying unexercised stock options will not be counted as shares owned by an executive prior to vesting. However, 60% of the value of any restricted stock and 60% of the value of the difference between the current market value and the exercise price of any vested unexercised stock options are counted as value owned by an executive for this purpose. The value of restricted stock and unexercised vested stock options is calculated using the closing price of Pitney Bowes common stock on the last trading day of the previous calendar year. As long as the multiple of salary requirement is met, an executive may sell shares acquired previously in the market as well as shares acquired through the exercise of stock options or the vesting of restricted stock awards.

Change of Control

In reviewing Pitney Bowes’ change of control program, the company looks to market practices and the Committee seeks advice from its independent consultant, Frederic W. Cook & Co., Inc. We believe that the company’s payment and benefit levels triggered by change of control transactions are consistent with current market practice for companies of our size. The company’s change of control arrangements are intended to encourage those executives most closely connected to a potential change of control to act more objectively, and therefore, in the best interests of the company’s stockholders, despite the fact that such a transaction will likely result in the executives’ termination. The company’s change of control protections also encourage executives to remain with the company prior to the completion of the transaction and work towards a successful transition. Except for equity awards made under our now superceded 2002 Stock Plan, our change of control severance payments are made only when an employee is terminated without cause or when an employee voluntarily terminates his or her employment for good reason (such as a reduction in position, pay or other constructive termination event) within two years after a change of control (a “double trigger” payment mechanism). The change of control, by itself, does not cause severance payments to be made. Our change of control arrangements fit into our overall compensation objectives because they are aligned with the company’s goal that compensation should be tied to stockholder return and should be sufficiently competitive to attract and retain talent.

Employment Agreements

The company has not entered into fixed-term employment agreements with its named officers based in the United States and, therefore, such officers are “at will” employees of the company. Employees based in the U.K., including Patrick J. Keddy, executive vice president and president, Mailstream International, have written employment contracts. The terms of Mr. Keddy’s employment contract are in line with market practices in the U.K.

Under the terms of Mr. Keddy’s service agreement, the company may terminate his employment with 12 months’ prior notice or, in lieu of such prior notice, payment of his salary for a 12-month period. If Mr. Keddy is paid salary in lieu of notice, he will also be eligible to earn an annual incentive (prorated to date of termination and subject to board discretion). If the subsidiary that employs Mr. Keddy is wound up for purposes of a reconstruction or amalgamation, or transfers all or a substantial part of its business to another company, and Mr. Keddy is offered employment by the new company on terms comparable to those of the service agreement, Mr. Keddy will have no claim with respect to the termination of his employment under the service agreement. See the discussion under the section entitled “Other Post-Termination Payments” below for information on severance payable to Mr. Keddy in the event of a Change of Control, as defined below, under the Pitney Bowes Senior Executive Severance Policy.

Under the service agreement, Mr. Keddy is entitled to receive certain other compensation including financial counseling services and reimbursement for all costs associated with the lease and use of an automobile, including normal servicing, insurance and fuel costs. Mr. Keddy may use the company automobile to a reasonable extent for private purposes. In lieu of receiving a company automobile, Mr. Keddy may choose to be paid an annual automobile allowance plus fuel costs. Although Mr. Keddy is eligible to receive annual and long-term incentive awards, such awards are subject to board discretion. The service agreement also sets forth Mr. Keddy’s agreement to certain covenants that protect the interests of the company in the event of a termination of Mr. Keddy’s employment, including a 12-month covenant not to compete and a 12-month covenant not to solicit customers or employees.

Executive Compensation Tables and Related Narrative

The following “Summary Compensation Table” shows all compensation earned or paid during or with respect to 2007 and 2006 to the chief executive officer, the executive chairman, who is the former chief executive officer, the chief financial officer and the three other highest paid executive officers (collectively, the “named executive officers”) for services rendered to the company and its subsidiaries. In addition, the following table shows all compensation earned or paid to Kevin S. Weiss, executive vice president and president, Mailstream, the Americas, who was an executive officer for a period during 2007. Any reference to “named officers” throughout the proxy refers to the named executive officers and Mr. Weiss. The “Summary Compensation Table” includes amounts earned and deferred during the periods covered under the Deferred Incentive Savings Plan.

The “Grants of Plan-Based Awards in 2007” table on page 34 provides additional information regarding grants made during 2007 to the named officers.

On February 13, 2008, the company announced that Michael Monahan has been named the executive vice president and chief financial officer of the company effective March 1, 2008. Mr. Monahan succeeds Bruce P. Nolop who will pursue a senior executive position outside the company.

The company also announced that Leslie Abi-Karam, executive vice president and president, Document Messaging Technologies has been named to a newly-created position, executive vice president and president, Mailing Solutions Management, which includes responsibility for the production mail business, as well as Mailing Solutions and Services formerly led by Mr. Monahan. In addition, Mr. Weiss, executive vice president and president, Mailstream, the Americas, has announced that he will retire effective March 31, 2008.

SUMMARY COMPENSATION TABLE
							Change in
							Pension
							Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
		Salary	Bonus	Awards	Awards	sation	Earnings	sation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total ($)
Murray D. Martin(8)
President and	2007	837,500	0	257,642	1,737,500	1,336,000	436,122	107,558	4,712,322
Chief Executive Officer	2006	741,667	0	804,853	779,169	2,152,500	358,941	113,149	4,950,279

Michael J. Critelli
Executive Chairman	2007	931,250	0	53,543	1,020,836	2,214,950	780,991	163,262	5,164,832
and former Chief	2006	1,032,500	0	462,240	2,062,500	4,714,044	950,140	146,614	9,368,038
Executive Officer

Bruce P. Nolop
Executive Vice President	2007	597,583	0	121,312	459,535	810,562	69,460	56,286	2,114,738
and Chief Financial Officer	2006	577,500	0	275,993	400,822	1,410,637	77,579	51,017	2,793,548

Patrick J. Keddy(9)
Executive Vice President	2007	504,223	0	72,979	206,391	299,813	270,830	70,188	1,424,424
and President, Mailstream	2006	445,756	0	72,979	156,874	598,084	197,430	77,871	1,548,994
International

Michael Monahan
Executive Vice President	2007	424,517	0	72,979	148,323	325,923	50,313	44,699	1,066,754
and President, Mailing	2006	367,666	0	72,979	152,813	568,500	34,361	35,699	1,232,018
Solutions and Services

Leslie Abi-Karam
Executive Vice President	2007	409,934	0	72,979	145,391	315,545	67,026	44,495	1,055,370
and President, Document	2006	367,666	0	72,979	139,039	552,751	99,149	38,530	1,270,114
Messaging Technologies

Kevin S. Weiss(10)
Executive Vice President	2007	394,892	0	39,296	348,387	306,365	160,904	45,378	1,295,222
and President, Mailstream,	2006	371,667	0	39,296	197,904	555,749	149,495	48,014	1,362,125
the Americas

(1)

The 2007 and 2006 base salary for Mr. Critelli includes $135,000 and $200,000 respectively that he elected to defer under the terms of the Pitney Bowes Deferred Incentive Savings Plan. These amounts are included in the “Nonqualified Deferred Compensation for 2007” table on page 41.

(2)	Values in this column reflect the fact that no discretionary bonuses were paid in 2007 and 2006. Annual and long-term incentive awards are shown in the “Non-Equity Incentive Plan Compensation” column.

(3)

This column includes amounts expensed during 2007 and 2006 under SFAS 123(R) for unvested restricted stock awards based on assumptions detailed in note 12 to the company’s financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. No restricted stock awards were issued in 2007 and 2006, however, past restricted stock awards have been issued with three or four year vesting terms. A complete listing of outstanding awards can be found in the “Outstanding Equity Awards at 2007 Fiscal Year-End” table.

(4)

This column includes amounts expensed under SFAS 123(R) during 2007 and 2006 for unvested stock options based on assumptions detailed in note 12 to the company’s financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. In 2007, for Mr. Martin, this amount was $909,432 greater than it would have been because he is eligible for early retirement. In 2007, for Mr. Critelli, this amount was $158,898 less than it would have been because he is eligible for early retirement and he received a lower 2007 stock option grant due to a shift to a higher CIU grant. In 2006, for Messrs. Martin and Critelli, these amounts were $202,210 and $654,069, respectively, greater than they would have been because they are eligible for early retirement. The options for Mr. Nolop, Mr. Keddy, Mr. Monahan, Mr. Weiss and Ms. Abi-Karam are expensed ratably over the applicable vesting period. For Mr. Keddy, this column also includes amounts expensed during 2007 and 2006 under SFAS 123(R) for unvested options purchased under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan, which vest ratably over the applicable vesting period.

(footnotes continued on next page)

SUMMARY COMPENSATION TABLE (CONTINUED)

Details regarding outstanding stock options and outstanding S.A.Y.E. awards can be found in the “Outstanding Equity Awards at 2007 Fiscal Year-End” table beginning on page 36.

(5)

The majority of compensation for the named officers is at-risk and is earned based on company and executive performance against pre-established strategic and financial objectives. Non-equity incentive plans include both the annual incentive compensation as well as payments for cash incentive unit payouts that vested at the end of 2007 and 2006. See pages 24 and 26 in the “Compensation Discussion and Analysis” for the amounts earned for 2007 under the annual incentive plan and CIUs, respectively. As discussed in more detail in the narrative accompanying this table, both the annual incentive and the cash incentive unit plan are tied to pre-established financial objectives. The annual incentive also includes strategic objectives, including, for example, total stockholder return, employee engagement and customer loyalty. The 2007 amounts in this column include amounts that were deferred at the election of a named executive officer under the terms of the Pitney Bowes Deferred Incentive Savings Plan, as follows: annual incentive deferral by Mr. Martin of $115,000; annual incentive deferral by Mr. Nolop of $19,456, cash incentive unit deferral by Mr. Nolop of $61,600; annual incentive deferral by Mr. Monahan of $25,000; annual incentive deferral by Ms. Abi-Karam of $12,000; and annual incentive deferral by Mr. Weiss of $12,000. The 2006 amounts in this column include: annual incentive deferral by Mr. Martin of $80,000; annual incentive deferral by Mr. Nolop of $111,127, CIU deferral by Mr. Nolop of $171,000; annual incentive deferral by Mr. Monahan of $124,800; and annual incentive deferral by Ms. Abi-Karam of $15,000.

(6)

This column shows the change in the actuarial present value of the accumulated pension benefit during 2007 and 2006 for each named officer. For Messrs. Martin, Critelli, Nolop, Monahan and Weiss and Ms. Abi-Karam, the change in pension value reflects the aggregate change from both the qualified pension plan and the pension restoration plan. For Mr. Keddy, the change in pension value reflects the change from the pension fund in the U.K. No above-market earnings exist in any of the deferred compensation plans because the return on such earnings is calculated in the same manner and at the same rate as the return paid for externally managed investments for broad-based employee populations investing in such funds.

(7)

Amounts shown for 2007 include all other compensation received by the named officers that is not reported elsewhere. For 2007, this includes, but is not limited to the following: for Mr. Martin, company’s actual cost for spousal travel, financial counseling, automobile lease payments by the company, $9,000 company match to Pitney Bowes 401(k) Plan and $57,827 company match to Pitney Bowes 401(k) Restoration Plan; for Mr. Critelli, company’s actual cost for spousal travel, financial counseling, an automobile allowance, $17,355 life/anniversary benefits payment (a defined payment due to changes in vacation and life insurance plans), $9,000 company match to Pitney Bowes 401(k) Plan and $107,384 company match to Pitney Bowes 401(k) Restoration Plan; for Mr. Nolop, financial counseling, automobile lease payments by the company, $9,000 company match to Pitney Bowes 401(k) Plan and $37,400 company match to Pitney Bowes 401(k) Restoration Plan; for Mr. Keddy, company’s actual cost for spousal travel, an automobile allowance, fuel costs for personal use of his automobile and $16,981 company match to the Pitney Bowes U.K. Pension Fund Defined Contribution account; for Mr. Monahan, company’s actual cost for spousal travel, financial counseling, an automobile allowance, $9,000 company match to Pitney Bowes 401(k) Plan and $15,034 company match to Pitney Bowes 401(k) Restoration Plan; for Ms. Abi-Karam, company’s actual cost for spousal travel, financial counseling, an automobile allowance, $9,000 company match to Pitney Bowes 401(k) Plan and $15,295 company match to Pitney Bowes 401(k) Restoration Plan and for Mr. Weiss, company’s actual cost for spousal travel, financial counseling, an automobile allowance, $7,978 life/anniversary benefits payment, $9,000 company match to Pitney Bowes 401(k) Plan and $12,625 company match to Pitney Bowes 401(k) Restoration Plan.

(8)	The 2006 stock awards amount for Mr. Martin has been restated from $642,474 to $804,853 to disclose the proper expense for an accelerated performance-based award included in this column.

(9)

Mr. Keddy is employed in the U.K. and has a service agreement which entitles him to certain benefits. Mr. Keddy is paid in U.K. pounds sterling. To provide comparability, in 2007 we converted his salary to U.S. dollars using the conversion rate of $1.9947 to £1.00 (which is the average of the monthly average conversion rates for 2007). Mr. Keddy’s 2007 annual incentive, shown in the “Non-Equity Incentive Plan Compensation” column, was converted using the actual conversion rate on the next trading day after the Executive Compensation Committee’s approval of the final bonus pool (February 11, 2008), which was $1.951 to £1.00. In 2006, we converted his salary to U.S. dollars using the conversion rate of $1.825 to £1.00 (which is the average of the monthly average conversion rates for 2006). Mr. Keddy’s 2006 annual incentive, shown in the “Non-Equity Incentive Plan Compensation” column, was converted using the actual conversion rate on the next trading day after the Executive Compensation Committee’s approval of the final bonus pool (February 12, 2007), which was $1.947 to £1.00.

(10)

Mr. Weiss is a former executive officer of the company. We are disclosing this information in accordance with SEC rules. In addition, Mr. Weiss has announced that he will retire effective March 31, 2008.

GRANTS OF PLAN-BASED AWARDS IN 2007

					All Other
					Option
		Estimated Future Payouts Under Non-Equity			Awards:			Grant Date
		Incentive Plan Awards			Number of	Exercise or		Fair Value of
					Securities	Base Price		Stock and
					Underlying	of Option		Option
		Threshold	Target	Maximum	Options	Awards		Awards
Name	Grant Date	($)	($)	($)	(#)	($/Sh)		($)
Murray D. Martin
annual(1) (2)		123,750	1,100,000	4,000,000	0	0		0
long-term(3)	3/16/2007	150,000	2,000,000	8,000,000	324,149	45.40	(4)	2,000,000	(5)

Michael J. Critelli
annual(1) (2)		150,455	1,337,375	4,000,000	0	0		0
long-term(3)	3/16/2007	225,000	3,000,000	8,000,000	62,075	45.40	(4)	1,000,000	(5)

Bruce P. Nolop
annual(1)		54,721	486,405	4,000,000	0	0		0
long-term(3)	2/12/2007	41,250	550,000	8,000,000	79,137	48.03	(4)	550,000	(5)

Patrick J. Keddy
annual(1, 6)		30,590	271,908	4,000,000	0	0		0
long-term(3)	2/12/2007	16,875	225,000	8,000,000	32,374	48.03	(4)	225,000	(5)
S.A.Y.E.(7)	10/16/2007	0	0	0	165	40.93		1,332

Michael Monahan
annual(1) (2)		33,887	301,219	4,000,000	0	0		0
long-term(3)	2/12/2007	15,000	200,000	8,000,000	28,777	48.03	(4)	200,000	(5)

Leslie Abi-Karam
annual(1) (2)		30,983	275,406	4,000,000	0	0		0
long-term(3)	2/12/2007	15,000	200,000	8,000,000	28,777	48.03	(4)	200,000	(5)

Kevin S. Weiss
annual(1)		30,887	274,551	4,000,000	0	0		0
long-term(3)	2/12/2007	16,875	225,000	8,000,000	32,374	48.03	(4)	225,000	(5)

(1)

Values in this row represent estimated future payouts for the 2007 annual incentive award. The maximum annual incentive a named officer could receive under the KEIP is $4,000,000 and the Committee applies “negative discretion” to reduce annual awards such that individual payments are in line with financial and strategic enterprise, business unit and/or individual performance.

(2)	The threshold and target annual incentive amounts have been prorated for Messrs. Martin, Critelli and Monahan and Ms. Abi-Karam due to their role changes effective June 1, 2007.

(3)

Values in this row represent estimated future payouts for the 2007-2009 CIU cycle. The maximum long-term incentive a named officer could receive under the KEIP is $8,000,000 and the Committee applies “negative discretion” to reduce long-term awards such that payments are in line with financial enterprise performance.

(4)

The exercise price for each option equals the average of the high and low sales prices for a share of the company’s common stock on the date of grant. The actual closing price on the February grant date was $47.83 and the March grant date was $45.18.

(5)	The Black-Scholes value on the February grant date was $6.95 and for the March grant date was $6.17.

(6)

Amounts shown for Mr. Keddy’s incentive award have been converted to dollars using the conversion rate on the day the Executive Compensation Committee approved the 2007 incentive targets (February 12, 2007), which was $1.947 to £1.00.

(7)

Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on December 1, 2012 for an exercise period that expires 6 months later. The base price shown includes the 10% discount offered through the plan. The Black-Scholes valuation at the date of grant was $8.07 based on the assumptions detailed in note 12 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007.

Stock Awards

  The “Stock Awards” column in the “Summary Compensation Table” represents the SFAS 123(R) expense for 2007 and 2006 for all unvested restricted stock. Because no restricted stock was issued during 2007 and 2006, there is no reference to this in the “Grants of Plan-Based Awards in 2007” table.

Option Awards

  The “Option Awards” column in the “Summary Compensation Table” represents the SFAS 123(R) expense for 2007 and 2006 for all unvested options; the “All Other Option Awards” column in the “Grants of Plan-Based Awards in 2007” table represents the number of options awarded during 2007.

  The aggregate number of shares subject to stock options granted to each named officer during 2007 is shown in the “Grants of Plan-Based Awards in 2007” table. Mr. Martin and Mr. Critelli each received 2,202 incentive stock options (ISOs) which will vest on the fourth anniversary of the date of grant, March 16, 2007. The remaining named officers other than Mr. Keddy received 2,082 incentive stock options (ISOs) which will vest on the fourth anniversary of the date of grant, February 12, 2007. In addition, the remaining awards are nonqualified stock options and will generally vest in equal installments over a four-year period beginning on the first anniversary of the date of grant.

Non-Equity Incentive Plan Compensation

  The values shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” include the annual incentive payments earned for 2007 and 2006 as well as the cash incentive units (CIUs) that were earned over the three-year periods ending December 31, 2007 and December 31, 2006.

  The non-equity incentive compensation section in the “Grants of Plan-Based Awards in 2007” table shows the range of estimated possible future payouts for the 2007 annual incentive payment at varying levels of performance. It also shows the range of estimated possible future payouts of the CIUs granted for the 2007-2009 cycle at varying levels of performance. The actual annual incentive payments made to the named officers for 2007 are shown in the table on page 24. The maximum annual incentive and long-term incentive a named officer could receive under the KEIP is $4,000,000 and $8,000,000, respectively and the Committee applies “negative discretion” to reduce awards such that individual payouts are in line with financial and strategic enterprise, business unit and/or individual performance.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

  The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the “Summary Compensation Table” reflects the change in pension value for each of the years shown.

  For the U.S. executives, the change in pension value reflects the aggregate change for both the qualified Pension Plan and the Pitney Bowes Pension Restoration Plan. Mr. Keddy is covered exclusively by the U.K. Pitney Bowes Pension Fund.

  There was no above-market deferred compensation earnings because the plans are tied to the returns of the investments in the qualified 401(k) Plan.

All Other Compensation

  The “All Other Compensation” column consists of other earnings earned or paid to each named officer for 2007 and 2006.

  In accordance with SFAS 123(R), the dividends payable on the grants of restricted stock, to the extent applicable, have been factored in the grant date fair value and therefore dividend accruals are not included in this column.

  The employee discount in the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan has been included in the Black-Scholes calculation for the fair market value of the exercise price. Therefore, the discount is not included in this column as additional compensation to the executive.

Equity Awards

The next table is provided to present an overview of Pitney Bowes equity awards held as of December 31, 2007 by each named officer. It discloses compensation in the form of equity that has previously been awarded, remains outstanding, and is unexercised or unvested.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards							Stock Awards
										Market
		Number of	Number of					Number of		Value of
		Securities	Securities					Shares or		Shares or
		Underlying	Underlying				Unrealized	Units of		Units of
		Unexercised	Unexercised		Option	Option	Appreciation	Stock That		Stock That
	Grant	Options (#)	Options (#)		Exercise	Expiration	on Option	Have Not		Have Not
Name	Date	Exercisable(1)	Unexercisable(1)		Price ($)	Date	Awards ($)(2)	Vested (#)		Vested ($)(2)
Murray D. Martin	2/9/1998	36,889	0		44.2201	2/8/2008	0	0		0
	2/8/1999	36,889	0		64.1346	2/7/2009	0	0		0
	2/14/2000	36,889	0		46.3841	2/13/2010	0	0		0
	10/20/2000	73,778	0		26.9932	10/19/2010	815,011	0		0
	2/12/2001	107,594	0		34.1074	2/11/2011	423,124	0		0
	2/10/2003	75,000	0		32.1000	2/9/2013	445,500	0		0
	2/9/2004	75,000	0		40.0800	2/8/2014	0	0		0
	4/5/2004	0	0		—	—	0	2,275	(3)	86,541
	2/14/2005	50,000	45,738	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	29,803	87,066	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	3/16/2007	0	321,947	(8)	45.4000	3/15/2017	0	0		0
	3/16/2007	0	2,202	(9)	45.4000	3/15/2017	0	0		0

Michael J. Critelli	2/9/1998	143,458	0		44.2201	2/8/2008	0	0		0
	2/8/1999	153,705	0		64.1346	2/7/2009	0	0		0
	2/14/2000	153,705	0		46.3841	2/13/2010	0	0		0
	10/20/2000	256,175	0		26.9932	10/19/2010	2,829,914	0		0
	2/12/2001	51,235	0		34.1074	2/11/2011	201,487	0		0
	2/11/2002	25,000	0		40.6800	2/10/2012	0	0		0
	2/10/2003	175,000	0		32.1000	2/9/2013	1,039,500	0		0
	2/9/2004	200,000	0		40.0800	2/8/2014	0	0		0
	2/14/2005	100,000	95,738	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	78,892	234,330	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	3/16/2007	0	159,873	(8)	45.4000	3/15/2017	0	0		0
	3/16/2007	0	2,202	(9)	45.4000	3/15/2017	0	0		0

Bruce P. Nolop	1/10/2000	38,222	0		44.5885	1/9/2010	0	0		0
	2/14/2000	36,889	0		46.3841	2/13/2010	0	0		0
	10/20/2000	51,620	0		26.9932	10/19/2010	570,236	0		0
	2/12/2001	15,544	0		34.1074	2/11/2011	61,128	0		0
	2/11/2002	18,524	0		40.6800	2/10/2012	0	0		0
	2/10/2003	41,885	0		32.1000	2/9/2013	248,797	0		0
	2/9/2004	50,005	0		40.0800	2/8/2014	0	0		0
	10/7/2004	0	0		—	—	0	9,000	(10)	342,360
	2/14/2005	35,000	30,738	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	20,249	58,401	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	2/12/2007	0	77,055	(11)	48.0300	2/11/2017	0	0		0
	2/12/2007	0	2,082	(12)	48.0300	2/11/2017	0	0		0

Patrick J. Keddy	2/9/1998	6,149	0		44.2201	2/8/2008	0	0		0
	9/14/1998	6,149	0		51.8443	9/13/2008	0	0		0
	2/8/1999	12,297	0		64.1346	2/7/2009	0	0		0
	2/14/2000	12,297	0		46.3841	2/13/2010	0	0		0
	2/11/2002	3,000	0		40.6800	2/10/2012	0	0		0
	9/2/2002	0	148	(13)	32.8349	4/1/2008	770	0		0
	9/5/2002	10,000	0		34.7300	9/4/2012	33,100	0		0
	2/10/2003	15,000	0		32.1000	2/9/2013	89,100	0		0
	12/22/2003	0	152	(14)	35.6580	9/1/2009	362	0		0
	2/9/2004	20,000	0		40.0800	2/8/2014	0	0		0
	9/23/2004	0	151	(15)	39.1950	5/1/2010	0	0		0
	10/7/2004	0	0		—	—	0	6,500	(10)	247,260
	2/14/2005	11,000	11,000	(4)	46.9300	2/13/2015	0	0		0
	10/21/2005	0	150	(16)	37.8029	6/1/2011	36	0		0
	2/13/2006	7,889	23,668	(6)	42.6200	2/12/2016	0	0		0
	10/20/2006	0	153	(17)	40.2690	6/1/2012	0	0		0
	2/12/2007	0	32,374	(11)	48.0300	2/11/2017	0	0		0
	10/16/2007	0	165	(18)	40.9290	5/31/2013	0	0		0

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END (CONTINUED)

	Option Awards							Stock Awards
										Market
		Number of	Number of					Number of		Value of
		Securities	Securities					Shares or		Shares or
		Underlying	Underlying				Unrealized	Units of		Units of
		Unexercised	Unexercised		Option	Option	Appreciation	Stock That		Stock That
	Grant	Options (#)	Options (#)		Exercise	Expiration	on Option	Have Not		Have Not
Name	Date	Exercisable(1)	Unexercisable(1)		Price ($)	Date	Awards ($)(2)	Vested (#)		Vested ($)(2)

Michael Monahan	2/9/1998	6,376	0		44.2201	2/8/2008	0	0		0
	2/8/1999	5,636	0		64.1346	2/7/2009	0	0		0
	2/14/2000	9,223	0		46.3841	2/13/2010	0	0		0
	9/11/2000	205	0		36.4496	9/10/2010	326	0		0
	10/20/2000	12,297	0		26.9932	10/19/2010	135,842	0		0
	9/10/2001	6,148	0		41.8755	9/9/2011	0	0		0
	2/11/2002	6,000	0		40.6800	2/10/2012	0	0		0
	2/10/2003	15,000	0		32.1000	2/9/2013	89,100	0		0
	2/9/2004	23,000	0		40.0800	2/8/2014	0	0		0
	10/7/2004	0	0		—	—	0	6,500	(10)	247,260
	2/14/2005	13,000	8,738	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	7,012	18,692	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	2/12/2007	0	26,695	(11)	48.0300	2/11/2017	0	0		0
	2/12/2007	0	2,082	(12)	48.0300	2/11/2017	0	0		0

Leslie Abi-Karam	2/9/1998	4,099	0		44.2201	2/8/2008	0	0		0
	2/8/1999	7,481	0		64.1346	2/7/2009	0	0		0
	2/14/2000	6,149	0		46.3841	2/13/2010	0	0		0
	9/10/2001	2,562	0		41.8755	9/9/2011	0	0		0
	2/11/2002	5,000	0		40.6800	2/10/2012	0	0		0
	12/9/2002	1,667	0		33.7900	12/8/2012	7,085	0		0
	2/10/2003	4,418	0		32.1000	2/9/2013	26,243	0		0
	2/9/2004	18,000	0		40.0800	2/8/2014	0	0		0
	10/7/2004	0	0		—	—	0	6,500	(10)	247,260
	2/14/2005	12,500	8,238	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	7,012	18,692	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	2/12/2007	0	26,695	(11)	48.0300	2/11/2017	0	0		0
	2/12/2007	0	2,082	(12)	48.0300	2/11/2017	0	0		0

Kevin S. Weiss	2/8/1999	7,173	0		64.1346	2/7/2009	0	0		0
	9/13/1999	5,124	0		62.7011	9/12/2009	0	0		0
	2/14/2000	9,222	0		46.3841	2/13/2010	0	0		0
	9/11/2000	1,025	0		36.4496	9/10/2010	1,630	0		0
	10/20/2000	10,247	0		26.9932	10/19/2010	113,197	0		0
	2/11/2002	5,000	0		40.6800	2/10/2012	0	0		0
	2/10/2003	14,000	0		32.1000	2/9/2013	83,160	0		0
	2/9/2004	20,000	0		40.0800	2/8/2014	0	0		0
	10/7/2004	0	0		—	—	0	3,500	(10)	133,140
	2/14/2005	12,500	8,238	(4)	46.9300	2/13/2015	0	0		0
	2/14/2005	0	4,262	(5)	46.9300	2/13/2015	0	0		0
	2/13/2006	7,889	21,322	(6)	42.6200	2/12/2016	0	0		0
	2/13/2006	0	2,346	(7)	42.6200	2/12/2016	0	0		0
	2/12/2007	0	30,292	(11)	48.0300	2/11/2017	0	0		0
	2/12/2007	0	2,082	(12)	48.0300	2/11/2017	0	0		0

(1)

These columns represent the total number of securities underlying unexercised options, both exercisable and unexercisable, that were outstanding at the end of 2007. The number of shares subject to the options has been adjusted to reflect the spin-off of Imagistics International Inc. in 2001.

(2)	These amounts were calculated based on the closing price of the company’s common stock of $38.04 per share on December 31, 2007.

(3)

These awards represent performance-based restricted shares that vest after four years with a final vesting date of April 5, 2008. There was an accelerated vesting provision allowing early vesting as specific performance goals were achieved. The first installment was paid on February 14, 2006. A second installment of 4,900 of the remaining shares of restricted stock granted to Mr. Martin vested on February 12, 2007 in accordance with performance-based accelerated vesting provisions. The remaining 2,275 shares will vest on April 5, 2008.

(4)	These awards represent non-qualified stock options that generally vest at the rate of 25% per year, with remaining vesting dates of February 14, 2008 and February 14, 2009.

(5)	These awards represent incentive stock options (“ISOs”) that vest 50% after three years and 50% after four years, with vesting dates of February 14, 2008 and February 14, 2009.

(6)	These awards represent non-qualified stock options that generally vest at the rate of 25% per year, with remaining vesting dates of February 13, 2008, February 13, 2009, and February 13, 2010.

(footnotes continued on next page)

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END (CONTINUED)

(7)	These awards represent ISOs that vest 100% after four years, with a vesting date of February 13, 2010.

(8)	These awards represent non-qualified stock options that generally vest at the rate of 25% per year, with vesting dates of March 16, 2008, March 16, 2009, March 16, 2010, and March 16, 2011.

(9)	These awards represent ISOs that vest 100% after four years, with a vesting date of March 16, 2011.

(10)

These awards represent restricted shares that vest 100% after four years, with a vesting date of October 7, 2008. A performance metric tied to income from continuing operations has been met to qualify this award as performance-based compensation under Code Section 162(m), however, the awards remain subject to forfeiture over the remaining service period.

(11)

These awards represent non-qualified stock options that generally vest at the rate of 25% per year, with vesting dates of February 12, 2008, February 12, 2009, February 12, 2010, and February 12, 2011.

(12)	These awards represent ISOs that vest 100% after four years, with a vesting date of February 12, 2011.

(13)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on October 1, 2007 until the Expiration Date.

(14)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on March 1, 2009 until the Expiration Date.

(15)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on November 1, 2009 until the Expiration Date.

(16)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on December 1, 2010 until the Expiration Date.

(17)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on December 1, 2011 until the Expiration Date.

(18)	Options are granted under the Pitney Bowes Inc. 1998 U.K. S.A.Y.E. Stock Option Plan. Pursuant to the plan, Mr. Keddy can purchase shares beginning on December 1, 2012 until the Expiration Date.

The following table discloses amounts realized on equity compensation during 2007 as options were exercised or restricted stock vested.

OPTION EXERCISES AND STOCK VESTED DURING 2007 FISCAL YEAR

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized On	Number of Shares		Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)		Vesting ($)
Murray D. Martin	20,494	406,277	49,200	(1)	2,354,532
Michael J. Critelli	0	0	57,600	(2)	2,788,704
Bruce P. Nolop	2,495	20,160	21,800	(2)	1,055,447
Patrick J. Keddy	0	0	0		0
Michael Monahan	0	0	0		0
Leslie Abi-Karam	1,250	19,000	0		0
Kevin S. Weiss	9,493	30,344	0		0

(1)

4,900 shares of the restricted stock granted on April 5, 2004 vested after performance goals were met, 34,300 shares of restricted stock vested on February 9, 2007 and 10,000 shares of restricted stock vested on October 1, 2007.

(2)	These shares of restricted stock granted on February 10, 2003 vested on February 9, 2007.

Pension Benefits

The following table provides information regarding post-employment payments to the named officers. It includes data regarding the Pitney Bowes Pension Plan, Pension Restoration Plan and U.K. Pension Fund. The Pitney Bowes Pension Plan is a qualified pension plan for U.S. employees, while the Pitney Bowes Pension Fund is a qualified pension plan for U.K. employees. U.S. named officers are eligible to participate in the Pitney Bowes Pension Plan which is a broad-based tax-qualified plan under which employees generally are eligible to retire with unre-duced benefits at age 65. U.S. named officers are also eligible to participate in the Pension Restoration Plan which provides eligible employees with compensation greater than the $225,000 limit for 2007 with benefits based on the same formula used under the qualified plan. The Pension Restoration Plan is offered to approximately 800 of our current active employees to provide for retirement benefits above amounts available under the tax-qualified Pension Plan. To the limited extent that Pitney Bowes has granted extra years of credited service under its pension plans, the policy is broad based and not limited to executives. Payments under the nonqualified Pension Restoration Plan are paid from our general assets. These payments are substantially equal to the difference between the amount that would have been payable under our qualified Pension Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually paid under our qualified Pension Plan. Pitney Bowes does not maintain an excess benefit plan with special provisions, such as above-market interest rates.

All of the named officers are fully vested in their pension benefit.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2007, for the named officers under the various Pitney Bowes pension plans based on service and covered earnings (as described below) considered by the plans for the period through December 31, 2007. The present value has been calculated assuming the named officer will remain employed until age 65, generally the age at which retirement may occur without any reduction in benefits, and that the benefit is payable consistent with the assumptions as described in note 13 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007.

PENSION BENEFITS AS OF DECEMBER 31, 2007

		Number of Years	Present Value of
		Credited Service	Accumulated
Name	Plan Name	(#)	Benefit ($)(1)
Murray D. Martin(2)	Pitney Bowes Pension Plan	20.4	439,531
Murray D. Martin	Pitney Bowes Pension Restoration Plan	20.4	2,284,131
Michael J. Critelli(2)	Pitney Bowes Pension Plan	28.7	655,875
Michael J. Critelli	Pitney Bowes Pension Restoration Plan	28.7	8,224,026
Bruce P. Nolop	Pitney Bowes Pension Plan	8.0	72,672
Bruce P. Nolop	Pitney Bowes Pension Restoration Plan	8.0	344,684
Patrick J. Keddy(3)	Pitney Bowes Pension Fund	18.7	2,202,747
Michael Monahan	Pitney Bowes Pension Plan	19.6	120,613
Michael Monahan	Pitney Bowes Pension Restoration Plan	19.6	238,568
Leslie Abi-Karam	Pitney Bowes Pension Plan	23.9	177,674
Leslie Abi-Karam	Pitney Bowes Pension Restoration Plan	23.9	371,527
Kevin S. Weiss	Pitney Bowes Pension Plan	30.9	454,729
Kevin S. Weiss	Pitney Bowes Pension Restoration Plan	30.9	844,770

(1)

Material assumptions used to calculate the present value of accumulated benefits under the Pitney Bowes Pension Plan for each named officer are detailed in note 13 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007. In addition, the mortality table used was UP94G.

(2)

Messrs. Martin and Critelli were eligible for early retirement on December 31, 2007. If they were to have retired on December 31, 2007, the present value of the pension benefit payable would have been $2,859,987 for Mr. Martin and $11,231,311 for Mr. Critelli. As of December 31, 2007, Mr. Weiss was not yet retirement eligible.

(3)	Amount shown for Mr. Keddy’s pension has been converted to dollars using the conversion rate of $1.9947 to £1.00 (which is the average of the monthly average conversion rates for 2007).

The material terms of the U.S. Pension and Pension Restoration plans are summarized below:

  Employees hired prior to January 1, 2005 are eligible to participate.

  Normal retirement age is 65 with at least five years of service, while early retirement is allowed at age 55 with at least ten years of service.

  The vesting period is five years.

  For purposes of determining pension benefits, “earnings” are defined as the average of the five highest consecutive calendar year pay amounts. Earnings include base salary, vacation, severance, before-tax plan contributions, annual incentives (paid and deferred), and certain bonuses. Earnings do not include long-term cash incentive unit payments, stock options, restricted stock, hiring bonuses, company contributions to benefits, and expense reimbursements.

  The formula to determine benefits is based on age, years of service, and final average five-year earnings. Employees receive annual percentages of earnings based on their age plus service. The annual percentages range from 2% to 10% of final average earnings, plus 2% to 6% of such earnings in excess of the Social Security Wage Base. In addition, Pension Plan participants whose age plus service totaled more than 50 as of September 1, 1997 receive “transition credits” to make up for some of the differences between old and new retirement plan formulas. Messrs. Martin, Critelli and Weiss and Ms. Abi-Karam are among those Pension Plan participants who are eligible to receive “transition credits.”

  The maximum annual benefit accrual under the Pension Restoration Plan is an amount equal to 16.5% multiplied by the participant’s final average earnings and further multiplied by the participant’s credited service.

  Upon retirement, benefits are payable in a lump-sum or various annuity forms, including life annuity and 50% joint and survivor annuity.

  The distribution options under the Pension Restoration Plan are designed to comply with the requirements of Internal Revenue Code Section 409A.

The material terms of the U.K. Pension Fund are summarized below:

  Normal retirement age is 65, while early retirement is allowed from age 55. The plan was revised in July 1998 to change the retirement age to 65 from 60. The benefit for service from July 1998 is reduced by 4% per year before age 65 and the benefit for service before July 1998 is reduced 4% per year before age 60.

  For purposes of determining pension benefits, earnings are defined as the average of the three highest consecutive calendar year earnings amounts during the last ten years. Earnings include base salary and annual incentives less the U.K. social security threshold.

  The formula to determine benefits is based on years of service and earnings. Employees must contribute 2% of their earnings into the defined benefit portion of the plan. Employees accrue 1/80th of their earnings for each year of service.

  For service prior to July 1998, employees accrued 1/60th of earnings for each year of service. Mr. Keddy has nine years of service accrued under the old formula.

  The U.K. Pension Fund also includes a Qualified Defined Contribution benefit under which the employee contributes 2% of his earnings and the company makes a 2% matching contribution. The employee also has the option to contribute additional savings that are not matched.

  Upon retirement, benefits are payable as an annuity with a spousal survivor benefit, plus the option to take up to 25% of the value as a lump-sum.

Deferred Compensation

Information included in the table below includes contributions, earnings, withdrawals, and balances with respect to the Pitney Bowes 401(k) Restoration Plan (a non-qualified deferred compensation plan) and the Pitney Bowes Deferred Incentive Savings Plan (a plan where certain employees may defer their incentives and salary). Eligibility for both of these plans is limited to U.S. employees, therefore Mr. Keddy is not a participant. The Pitney Bowes 401(k) Restoration Plan and Deferred Incentive Savings Plan are unfunded deferred compensation plans established for a select group of management or highly compensated employees under ERISA. All payments pursuant to the plans are made from the general assets of the company and no special or separate fund is established or segregation of assets made to assure payment. Participants do not own any interest in the assets of the company as a result of participating in the plans. Notwithstanding the foregoing, there is a grantor trust to assist in accumulating funds to pay the company’s obligations under the plans. Any assets of the grantor trusts are subject to the claims of the company’s creditors.

NONQUALIFIED DEFERRED COMPENSATION FOR 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings/(Loss)	Withdrawals/	Balance at Last
Name	Last FY ($)(1)	Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	FYE ($)(4)
Murray D. Martin
401(k) Restoration Plan	0	57,827	(286)	0	338,544
Deferred Incentive Savings Plan	80,000	0	39,309	0	494,755

Michael J. Critelli
401(k) Restoration Plan	0	107,384	22,378	0	814,700
Deferred Incentive Savings Plan	135,000	0	88,530	51,468	1,134,674

Bruce P. Nolop
401(k) Restoration Plan	0	37,400	11,707	0	199,932
Deferred Incentive Savings Plan	282,127	0	375,222	0	4,157,010

Patrick J. Keddy(5)	0	0	0	0	0

Michael Monahan
401(k) Restoration Plan	0	15,034	(13,330)	0	75,506
Deferred Incentive Savings Plan	124,800	0	41,618	5,022	681,085

Leslie Abi-Karam
401(k) Restoration Plan	0	15,295	(896)	0	84,648
Deferred Incentive Savings Plan	15,000	0	5,576	0	40,221

Kevin S. Weiss
401(k) Restoration Plan	0	12,625	2,237	0	62,633
Deferred Incentive Savings Plan	0	0	9,166	0	139,755

(1)

Amounts in this column represent deferred compensation from base salary for 2007 for Mr. Critelli of $135,000 which is also included in the “Summary Compensation Table.” Other amounts represent 2006 incentive plan and/or CIU payments as follows: Mr. Martin deferred $80,000 of his incentive compensation; Mr. Nolop deferred $111,127 of this incentive compensation and $171,000 of his CIU payment; Mr. Monahan deferred $124,800 of his incentive compensation; and Ms. Abi-Karam deferred $15,000 of her incentive compensation.

(2)

Amounts shown are company contributions to the Pitney Bowes 401(k) Restoration Plan earned in 2006 and credited under the Plan in 2007. These amounts are also included in the “All Other Compensation” column in the “Summary Compensation Table” for each of the named officers.

(3)	Amounts shown are the respective earnings in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. These earnings are not included in the “Summary Compensation Table.”

(4)

Amounts shown are the respective balances in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. The aggregate balance for the 401(k) Restoration Plan includes amounts previously reported as compensation in the “Summary Compensation Table” as follows: $50,600 for Mr. Martin, $84,192 for Mr. Critelli, and $29,597 for Mr. Nolop. The aggregate balance for the Deferred Incentive Savings Plan includes amounts previously reported as compensation in the “Summary Compensation Table” as follows: $70,000 for Mr. Martin, $200,000 for Mr. Critelli, and $57,750 for Mr. Nolop.

(5)	Mr. Keddy is not eligible to participate in any non-qualified deferred compensation plans.

The material terms of the Pitney Bowes 401(k) Restoration Plan are summarized below:

  The goal of this plan is generally to restore benefits that would have been provided under the qualified 401(k) plan but for certain Internal Revenue Service limitations placed on tax-qualified 401(k) plans.

  For purposes of determining 401(k) restoration benefits, earnings are defined as base salary, vacation, annual incentives (paid and deferred), and certain bonuses. Earnings do not include long-term cash incentive unit payments, stock options, restricted stock, severance, hiring bonuses, company contributions to benefits, and expense reimbursements. Participants need to contribute the allowable maximum to the 401(k) Plan to be considered for benefits in the Restoration Plan.

  Employees must have one year of service to participate, and the vesting is the same as under the qualified 401(k) Plan. All of the named officers are fully vested in their accounts.

  Distributions payable in a lump-sum or installments may occur upon termination of employment and will follow guidelines under Section 409A of the Code.

The material terms of the Deferred Incentive Savings Plan (DISP) are summarized below:

The DISP allows deferral of up to 100% of annual incentives and long-term incentives. Base salary deferral is permissible only for certain key employees.

Employees must be “highly-compensated employees” as defined in the Deferred Incentive Savings Plan in order to participate in this plan.

Distributions from the DISP can occur for various reasons and will be in compliance with guidelines established under Section 409A of the Code:

—	Termination/Death/Disability — a lump sum payment is made as soon as administratively practicable following termination of employment.

—	Retirement — payment is made in accordance with the payment election in effect for the account.

—	Change of Control — payment is made in a lump sum.

—	Unforeseeable Emergency — plan permits withdrawals with appropriate verification.

—	In-Service Withdrawals — up to four withdrawal elections can be made from each annual account with pre-specified month and year of distribution.

Investment returns for both the Pitney Bowes 401(k) Restoration Plan and the DISP are identical to those in the Pitney Bowes 401(k) Plan. Each employee selects his or her investment options and can change these at any time by accessing his or her account on the Internet. These investments are tracked in “phantom” accounts rather than in the true funds. The investment options are as follows:

	PLAN TICKER
INVESTMENT TYPE	SYMBOL	2007 PERFORMANCE
STOCKS
American Funds Europacific Growth	REREX	18.87%
Ariel Appreciation Fund	CAAPX	-1.40%
Equity Income Fund	PRFDX	3.30%
Equity Index Trust	N/A	5.43%
Growth Stock Fund	PRGFX	10.37%
Mid-Cap Growth Fund	RPMGX	17.65%
Mid-Cap Value Fund	TRMCX	0.60%
Pennsylvania Mutual Fund	PENNX	2.75%
Small-Cap Value Fund	PRSVX	-0.13%
Vanguard Explorer, ADM	VEXRX	5.26%
BONDS
PIMCO Total Return Admin	PTRAX	8.84%
MONEY MARKET/STABLE VALUE
Stable Value Common Trust Fund	N/A	4.78%
Summit Cash Reserves	TSCXX	4.97%
COMPANY STOCK
Pitney Bowes Inc.	PBI	-15.14%
RETIREMENT FUNDS
Retirement 2005 Fund	TRRFX	6.67%
Retirement 2010 Fund	TRRAX	6.65%
Retirement 2015 Fund	TRRGX	6.75%
Retirement 2020 Fund	TRRBX	6.73%
Retirement 2025 Fund	TRRHX	6.81%
Retirement 2030 Fund	TRRCX	6.83%
Retirement 2035 Fund	TRRJX	6.81%
Retirement 2040 Fund	TRRDX	6.77%
Retirement 2045 Fund	TRRKX	6.84%
Retirement 2050 Fund	TRRMX	6.82%
Retirement 2055 Fund	TRRNX	6.82%
Retirement Income Fund	TRRIX	6.09%

Other Post-Termination Payments

The tables below reflect the amount of compensation that would become payable to each of the named officers under existing plans arrangements if the hypothetical termination of employment events described had occurred on December 31, 2007, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. All payments are payable by the company in a lump-sum unless otherwise noted. The terms of these benefits are described in the notes and narrative following the tables.

These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the company’s 401(k) plan, subsidized retiree medical benefits, disability benefits, life insurance and accrued vacation pay. In addition, in connection with any actual termination of employment, the company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a named officer’s termination of employment can be determined only at the time of such executive’s separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

As discussed above under the section entitled “Deferred Compensation” the named officers other than Mr. Keddy participate in the company’s non-qualified deferred compensation plans. The last column of the table on page 41 reports each named officer’s aggregate balance at the company’s fiscal year-end. In the event of termination of employment, the named officers are entitled to receive the amount in their deferred compensation account. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds that are tracked under the plans between the termination event and the date distributions are made, and therefore amounts received by the named officers will differ from those shown in the table on page 41. See the narrative accompanying that table for information on available types of distributions under the plan.

POST-TERMINATION PAYMENTS
MURRAY D. MARTIN(1)

			Involuntary Not for		Change of Control with		Death or Disability
	Early Retirement ($)		Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	0		354,807 - 4,500,000	(3)	5,282,000	(4)	0
Annual Incentive	440,000	(5)	440,000	(5)	1,350,000	(6)	440,000	(5)
CIUs
2005-2007 cycle	896,000	(7)	896,000	(7)	896,000	(8)	896,000	(7)
2006-2008 cycle	566,667	(9)	566,667	(9)	850,000	(8)	566,667	(9)
2007-2009 cycle	666,667	(9)	666,667	(9)	2,000,000	(8)	666,667	(9)
Stock Options
Accelerated(10)	0		0		0		0
Restricted Stock
Accelerated(11)	0		0		86,541		86,541
Change of Control
Pension Benefit(12)	0		0		566,962		0
Medical & other
benefits(13)	0		0		74,340		0
Financial Counseling	0		0 - 42,000		0		0
Tax-gross up(14)	0		0		3,896,457		0
Total	2,569,334		2,924,141 - 7,111,334		15,002,300		2,655,875

(1)	All data is shown assuming termination on December 31, 2007.

(2)

Ranges represent variance between Mr. Martin’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Mr. Martin would receive a minimum of 20.5 weeks of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	As of December 31, 2007, Mr. Martin had 2,275 shares of performance-based restricted stock that vest on April 5, 2008.

(12)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(13)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(14)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

POST-TERMINATION PAYMENTS
MICHAEL J. CRITELLI(1)

			Involuntary Not for		Change of Control with		Death or Disability
	Early Retirement ($)		Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	0		474,038 - 4,046,000	(3)	7,920,349	(4)	0
Annual Incentive	534,950	(5)	534,950	(5)	1,173,000	(6)	534,950	(5)
CIUs
2005-2007 cycle	1,680,000	(7)	1,680,000	(7)	1,680,000	(8)	1,680,000	(7)
2006-2008 cycle	1,500,000	(9)	1,500,000	(9)	2,250,000	(8)	1,500,000	(9)
2007-2009 cycle	1,000,000	(9)	1,000,000	(9)	3,000,000	(8)	1,000,000	(9)
Stock Options
Accelerated(10)	0		0		0		0
Change of Control
Pension Benefit(11)	0		0		1,871,227		0
Medical & other
benefits(12)	0		0		86,463		0
Financial Counseling	0		0 - 42,000		0		0
Tax-gross up(13)	0		0		7,302,037		0
Total	4,714,950		5,188,988 - 8,802,950		25,283,076		4,714,950

(1)	All data is shown assuming termination on December 31, 2007.

(2)

Ranges represent variance between Mr. Critelli’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Mr. Critelli would receive a minimum of 29 weeks of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

POST-TERMINATION PAYMENTS
BRUCE P. NOLOP(1)

	Involuntary Not for		Change of Control with		Death or Disability
	Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	92,385 - 2,173,810	(3)	3,338,521	(4)	0
Annual Incentive	0 - 194,562	(5)	486,405	(6)	194,562	(5)
CIUs
2005-2007 cycle	0 - 616,000	(7)	616,000	(8)	616,000	(7)
2006-2008 cycle	0 - 366,667	(9)	550,000	(8)	366,667	(9)
2007-2009 cycle	0		550,000	(8)	183,333	(9)
Stock Options Accelerated(10)	0		0		0
Restricted Stock Accelerated	0		342,360		342,360
Change of Control
Pension Benefit(11)	0		84,963		0
Medical & other benefits(12)	0		84,960		0
Financial Counseling	0 - 42,000		0		0
Tax-gross up(13)	0		2,144,369		0
Total	92,385 - 3,393,039		8,197,578		1,702,922

(1)	All data is shown assuming termination on December 31, 2007.

(2)

Ranges represent variance between Mr. Nolop’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Mr. Nolop would receive a minimum of 8 weeks of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

POST-TERMINATION PAYMENTS
PATRICK J. KEDDY(1)

	Involuntary Not for		Change of Control with		Death or Disability
	Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	506,490 - 1,557,912	(3)	2,413,154	(4)	0
Annual Incentive	85,146	(5)	272,466	(6)	85,146	(5)
CIUs
2005-2007 cycle	0 - 214,667	(7)	214,667	(8)	214,667	(7)
2006-2008 cycle	0 - 150,000	(9)	225,000	(8)	150,000	(9)
2007-2009 cycle	0 - 75,000	(9)	225,000	(8)	75,000	(9)
Stock Options Accelerated(10)	0		0		0
Restricted Stock Accelerated	0		247,260		247,260
Change of Control
Pension Benefit(11)	0		370,416		0
Medical & other benefits(12)	0		75,586		0
Financial Counseling	0 - 42,000		0		0
Tax-gross up(13)	0		0		0
Total	591,636 - 2,124,725		4,043,549		772,073

(1)

All data is shown assuming termination on December 31, 2007. Mr. Keddy is employed in the United Kingdom and has a service agreement which entitles him to certain benefits. Mr. Keddy is paid in U.K. pounds sterling. To provide comparability, we have converted his salary to U.S. dollars using the conversion rate of $1.9947 to £1.00 (which is the average of the monthly average conversion rates for 2007). Mr. Keddy’s annual incentive was converted using the actual conversion rate on the first trading day following approval by the Executive Compensation Committee of the final bonus pool (February 12, 2008) which was $1.951 to £1.00.

(2)

Ranges represent variance between Mr. Keddy’s basic severance plan outlined in his service agreement and the enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of Mr. Keddy’s service agreement, he would receive a minimum of one year of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Mr. Keddy is not subject to a tax gross-up as he is a U.K. employee.

POST-TERMINATION PAYMENTS
MICHAEL MONAHAN(1)

	Involuntary Not for		Change of Control with		Death or Disability
	Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	173,077 - 1,575,000	(3)	2,070,250	(4)	0
Annual Incentive	0 - 120,591	(5)	337,500	(6)	120,591	(5)
CIUs
2005-2007 cycle	0 - 205,333	(7)	205,333	(8)	205,333	(7)
2006-2008 cycle	0 - 133,333	(9)	200,000	(8)	133,333	(9)
2007-2009 cycle	0		200,000	(8)	66,667	(9)
Stock Options Accelerated(10)	0		0		0
Restricted Stock Accelerated	0		247,260		247,260
Change of Control
Pension Benefit(11)	0		67,616		0
Medical & other benefits(12)	0		86,376		0
Financial Counseling	0 - 42,000		0		0
Tax-gross up(13)	0		1,185,226		0
Total	173,077 - 2,076,257		4,599,561		773,184

(1)	All data is shown assuming termination on December 31, 2007.

(2)

Ranges represent variance between Mr. Monahan’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Mr. Monahan would receive a minimum of 20 weeks of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

POST-TERMINATION PAYMENTS
LESLIE ABI-KARAM(1)
	Involuntary Not for		Change of Control with		Death or Disability
	Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	196,154 - 1,436,500	(3)	1,996,470	(4)	0
Annual Incentive	0 - 110,213	(5)	293,250	(6)	110,213	(5)
CIUs
2005-2007 cycle(7)	0 - 205,333	(7)	205,333	(8)	205,333	(7)
2006-2008 cycle	0 - 133,333	(9)	200,000	(8)	133,333	(9)
2007-2009 cycle	0		200,000	(8)	66,667	(9)
Stock Options Accelerated(10)	0		0		0
Restricted Stock Accelerated	0		247,260		247,260
Change of Control
Pension Benefit(11)	0		104,622		0
Medical & other benefits(12)	0		62,922		0
Financial Counseling	0 - 42,000		0		0
Tax-gross up(13)	0		1,102,480		0
Total	196,154 - 1,927,379		4,412,337		762,806

(1)	All data is shown assuming termination on December 31, 2007.

(2)

Ranges represent variance between Ms. Abi-Karam’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Ms. Abi-Karam would receive a minimum of 24 weeks of base salary if she were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

POST-TERMINATION PAYMENTS
KEVIN S. WEISS(1)
	Involuntary Not for		Change of Control with		Death or Disability
	Cause Termination ($)(2)		Termination (CIC) ($)		($)
Severance	237,210 - 795,800	(3)	1,878,148	(4)	0
Annual Incentive	0 - 82,365	(5)	274,551	(6)	82,365	(5)
CIUs
2005-2007 cycle(7)	0 - 224,000	(7)	224,000	(8)	224,000	(7)
2006-2008 cycle	0 - 150,000	(9)	225,000	(8)	150,000	(9)
2007-2009 cycle	0 - 75,000	(9)	225,000	(8)	75,000	(9)
Stock Options Accelerated(10)	0		0		0
Restricted Stock Accelerated	0		133,140		133,140
Change of Control
Pension Benefit(11)	0		256,251		0
Medical & other benefits(12)	0		84,817		0
Financial Counseling	0 - 42,000		0		0
Tax-gross up(13)	0		1,292,939		0
Total	237,210 - 1,369,165		4,593,846		664,505

(1)

All data is shown assuming termination on December 31, 2007. As of December 31, 2007, Mr. Weiss was not eligible for early retirement. However, as of the date of this proxy statement, Mr. Weiss was eligible for early retirement.

(2)

Ranges represent variance between Mr. Weiss’ basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 51.

(3)	Under the terms of the Pitney Bowes Severance Pay Plan, Mr. Weiss would receive a minimum of 31 weeks of base salary if he were terminated involuntarily and not for cause.

(4)

Includes three years of salary and three years of annual incentive. Salary used is the base rate as of December 31, 2007 and average annual incentive award used is the incentive earned for service in 2004, 2005 and 2006.

(5)

Annual incentive is prorated for time worked during the year of termination and is shown with actual amount earned for 2007. This amount was paid in February 2008 under the normal distribution of annual incentives.

(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.

(7)

Units for 2005-2007 cycles are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. This amount was paid in February 2008 under the normal distribution of CIUs.

(8)

Units for 2005-2007 cycle are valued at $1.12 per unit based upon actual achievement of performance metrics for the 2005-2007 cycle. Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is paid upon termination following a change of control.

(9)

Units for 2006-2008 and 2007-2009 cycles are valued at the targeted amount which is $1.00 per unit. Payment is prorated based upon time worked through the end of each cycle period, however, payment is not made until the end of the performance period.

(10)	Vesting of options is accelerated upon certain termination events. As of December 31, 2007, there were no in-the-money unvested employee stock options to purchase the common stock of Pitney Bowes.

(11)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.

(12)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for three years plus the company’s cost for outplacement services.

(13)	Amount shown is the gross-up value for excise tax due on parachute payments and their gross-up payments. Gross-up payments are subject to a safe-harbor amount described on pages 52 and 53.

Explanation of Benefits Payable Upon Various Termination Events

Change in Responsibilities

The company has not entered into employment agreements with its named officers other than one with Mr. Keddy, and therefore, these officers are “at will” employees of the company. The terms of Mr. Keddy’s employment contract are in line with market practices in the U.K. In the event that a change in the responsibilities of Messrs. Martin, Critelli, Nolop, Monahan or Weiss or Ms. Abi-Karam were determined to be a constructive termination, or the equivalent of materially changing the executive’s position, these executive officers would receive the separation benefits set forth under the column entitled “Involuntary Not for Cause Termination” in each executive’s “Post-Termination Payments” table. Should Mr. Keddy’s responsibilities be diminished from those outlined in his employment agreement, he would be entitled to a minimum of 12 months pay. The details of Mr. Keddy’s separation benefits are set forth under the column entitled “Involuntary Not for Cause Termination” in the “Post-Termination Payments” table for Mr. Keddy.

Resignation

A voluntary termination would not provide any compensation, benefits or special treatment of equity plans for any of the named officers.

Early Retirement

The U.S. Pitney Bowes Pension Plan allows for early retirement at age 55 with at least ten years of service. As of the date of this proxy, Messrs. Martin, Critelli and Weiss are currently eligible for early retirement. Early retirement entitles executive officers to the following upon termination:

  A prorated annual incentive award.

  Prorated CIU payments at the end of each three-year cycle.

  Stock option awards that have been outstanding for at least one year will fully vest and remain exercisable for the duration of the term.

  The board of directors has the discretion to accelerate vesting of restricted stock that would otherwise be forfeited.

Normal Retirement

None of the named officers are eligible for normal retirement at this time.

Involuntary/Not for Cause Termination

The company maintains a severance pay plan that provides for the payment of severance to full-time employees based in the United States whose employment is terminated under certain business circumstances (other than a Change of Control).

The Pitney Bowes Severance Pay Plan provides a continuation of compensation upon involuntary termination as summarized below. In addition, in order to obtain an appropriate waiver and release from the employee, the company may offer enhanced severance payments. In addition to the severance payments to which they are entitled, as of December 31, 2007 Messrs. Martin and Critelli were eligible for early retirement benefits that are, in general, more favorable than those offered upon involuntary termination.

Basic Severance

  The basic severance benefit is one week of salary per year of service.

Enhanced Severance

The company may offer enhanced severance to executives upon termination, conditioned upon signing a waiver and release, which could include the following payments:

  Severance pay based on an employee’s years of service and level within the company up to a maximum of two years of pay, less any basic severance. All executive officers would be eligible for two years of pay, which includes current base salary plus current target annual incentive.

  A prorated annual incentive award.

  Prorated CIU payments calculated and paid at the end of each three-year cycle.

  Any stock options outstanding for one year at the date of termination will continue to vest up to 24 months following termination and options will expire at the end of this period.

  The board of directors has the discretion to accelerate vesting of restricted stock that would otherwise be forfeited.

  Financial counseling will continue through the severance period.

Termination for Cause or Gross Misconduct

  Termination for cause or gross misconduct would not provide any additional compensation, benefits or special treatment of equity plans to any of the named officers.

Death

The named officer’s beneficiary would be entitled to the following upon the executive’s death:

  A prorated annual incentive award.

  Prorated CIU payments at the end of each three-year cycle.

  All stock options will vest upon death. The named officer’s beneficiary can exercise options during the remaining term of the grant.

  Restrictions on outstanding shares of restricted stock will be removed.

Disability

Disability entitles named officers to the following upon termination:

  A prorated annual incentive award.

  Prorated CIU payments at the end of each three-year cycle.

  All stock options will vest upon disability. Options can be exercised during the remaining term of the grant.

  Restrictions on outstanding shares of restricted stock will be removed.

Pitney Bowes Senior Executive Severance Policy

The Senior Executive Severance Policy provides for the payment of separation benefits to certain senior executive employees, including the named officers, whose employment with the company is terminated involuntarily by the company or by the employee for good reason within two years after a change of control. The Severance Policy provides that a covered employee whose employment is terminated, whose position, authority, duties, responsibilities, earnings or benefits are diminished, or who is relocated within two years after a change of control, will be entitled to severance pay in an amount equal to a multiple of the sum of the employee’s annual base salary and average annual incentive received in the three years preceding termination.

Also, certain health, welfare and other benefits will continue for a period of time following termination of employment.

For certain senior executives, including each of the named officers, severance pay would equal three times the sum of base salary plus the average annual incentive paid in the three consecutive years prior to termination of employment. For other senior executives, severance pay would equal two times the sum of base salary plus the average annual incentive paid in the three consecutive years prior to termination of employment. In addition, such executives would be entitled to a continuation of welfare benefits for the three-year or two-year severance periods, as applicable. For pension purposes, the executives will receive only age and service credit for the associated severance period. The Committee determined that these severance benefits were in line with market practice.

Change of Control Arrangements

Set forth below is a summary of certain change of control arrangements maintained by the company. Under the company’s change of control arrangements, a “change of control” is defined as:

  the acquisition of 20% or more of the company’s common stock or 20% or more of the combined voting power of the company’s voting securities by an individual, entity or group;

  the replacement of a majority of the board other than by approval of the incumbent board;

  the consummation of a reorganization, merger, or consolidation where greater than 50% of the company’s common stock and voting power changes hands; or

  the approval by stockholders of the liquidation or dissolution of the company.

Change of Control with Termination

Change of control entitles named officers to the following upon termination:

  For each named officer, a payment equal to three times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three years is payable.

  A prorated annual incentive award based on the participant’s current annual incentive target.

  CIU payments based on the total of the outstanding grants for each of the open cycles paid at target value.

  The Pitney Bowes Stock Plan provides that all stock options will vest upon termination and options can be exercised during their remaining term. For purposes of valuing options in the “Post-Termination Payments” tables, we assume that upon a change of control, all vested outstanding options will be cashed out using the difference between the option exercise price and $38.04, the closing price of the company’s common stock on December 31, 2007.

  Restrictions on shares of outstanding restricted stock will be removed.

  Only age and service credits, not earnings, are included in the pension calculation for the associated severance period.

  Health and welfare benefits will continue for the executive and his or her dependents for a three-year period.

  The company will provide outplacement services.

  A tax gross-up covering all additional taxes due (e.g., excise, income, employment taxes) will be provided to U.S. employees if an excise tax is due on the parachute payments. However, there is a condition that allows the severance payments to be reduced if the parachute value is within 110% of the safe-harbor amount, and therefore no tax gross-up would then be payable.

Change of Control without Termination

A change of control without termination entitles named officers to have their stock options and shares of restricted stock vest immediately. These options are exercisable during the remainder of their term.

Gross-Ups for Excess Parachute Payments

If any of these benefits, either alone or together with any other payments or benefits provided to covered senior executive employees, including a named officer, would constitute an “excess parachute payment” subject to the 20% excise tax under certain provisions of the Code, the Severance Policy provides that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed to the employee on a net after-tax basis. If, however, it is determined that the parachute value of payments does not exceed 110% of the maximum parachute value of all payments that a participant can receive without any payments being subject to the excise tax (i.e., the safe-harbor amount), then no gross-up payment will be made, and the plan payments will be reduced so that the parachute value of all payments equals the safe-harbor amount. For more detailed information on gross ups for excess parachute payments payable to named officers, see the “Other Post-Termination Payments” section, beginning on page 43.

Pitney Bowes Stock Plan

Our 2002 Stock Plan has a single trigger vesting provision upon a change of control which, at the time the plan was adopted, was a common approach. The 2002 Stock Plan provides that, in the event of a change of control, all restrictions applicable to outstanding shares of stock options, restricted stock and other stock-based awards will be removed and the awards will be fully vested (other than transfer restrictions, if any, required for exempt treatment under Section 16 of the Securities Exchange Act of 1934 or any other applicable law); provided that, for awards conditioned on financial performance goals, the Committee (as defined in the 2002 Stock Plan) will determine the amount payable under such awards based on the actual and anticipated levels of performance prior to the change of control applying a discount factor in the amount of the prime rate in effect as of the date of the change of control. The Committee and the board of directors as a whole have determined that requiring a “double trigger” following a change of control, with the Committee retaining the right to accelerate vesting under certain circumstances, would prevent excessive windfalls to employees in the event of a change of control transaction. On May 14, 2007, our stockholders approved the Pitney Bowes Inc. 2007 Stock Plan which requires that covered employees be terminated without cause or voluntarily terminate their employment for good reason prior to receiving any change of control benefit payments (a “double trigger” vesting provision). All equity grants shown in this proxy statement were made under the 2002 Pitney Bowes Stock Plan. Grants made after May 14, 2007 will be under the Pitney Bowes Inc. 2007 Stock Plan.

Key Employees Incentive Plan

The terms of the KEIP provide in the event of a change of control that the executives will have a vested right to receive annual incentive compensation with respect to the year completed prior to the change of control (if not paid prior to the change of control) as well as the year in which such change of control occurs (in prorated amounts at individual’s target level). With respect to CIUs outstanding on the date of a change of control, the Committee awards payments based on target performance for each outstanding three-year CIU cycle prior to the change of control. Grants under the KEIP are subject to vesting upon a change of control but payments will be made only upon a termination of employment without cause or a voluntary termination for good reason (a “double trigger” vesting provision).

Internal Revenue Code Section 409A

The Company’s benefits arrangements are intended to comply with Code Section 409A. In that regard, “Key Employees” as defined in Code Sections 409A and 416 may have certain payments delayed until six months after the employee terminates employment.

Additional Information

Solicitation of Proxies

In addition to the use of the mail, proxies may be solicited by the directors, officers, and employees of the company without additional compensation by personal interview, by telephone, or by electronic transmission. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common stock and $2.12 convertible preference stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Georgeson Inc. to aid in the solicitation of proxies.

The anticipated fee of such firm is $8,500 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Amy C. Corn
Corporate Secretary

ANNEX I

GOVERNANCE PRINCIPLES OF THE
BOARD OF DIRECTORS OF PITNEY BOWES INC.

The Board of Directors of Pitney Bowes Inc. has adopted the Governance Principles set forth below as a framework for the governance of the Company. The Governance Committee reviews these Governance Principles annually and recommends changes to the Board of Directors as appropriate.

1. Role and Responsibilities of the Board of Directors. The Board of Directors is elected by the Company’s stockholders to oversee the management and conduct of the Company’s businesses by its chief executive officer and other officers and employees, to enhance the long-term value of the Company for the benefit of its stockholders. In fulfilling its obligations, the core responsibilities of the Board of Directors are:

  To select, evaluate, and compensate the chief executive officer.

  To oversee management succession planning.

  To provide counsel and oversight in the selection and evaluation, and to approve the compensation, of senior management.

  To review and approve the Company’s material capital allocations and expenditures, and material transactions not in the ordinary course of business.

  To review and approve the management’s strategic plans and long-term goals.

  To provide counsel and oversight with respect to corporate performance, and evaluate results compared to the strategic plans and other long-range goals.

  To review and monitor the Company’s financial controls and reporting systems.

  To review and approve the Company’s financial standards, policies, and plans.

  To review the Company’s ethical standards and legal compliance efforts, and to assess from time to time the continued effectiveness of the programs established to prevent, detect, and report violations of law or Company policy.

  To provide counsel and oversight with respect to relations with stockholders, customers, employees, and the communities in which the Company operates.

  To identify candidates for election to the Board.

2. Committees. The Board performs many of its responsibilities with the assistance of committees. The Board has seven standing Committees: Audit, Executive Compensation, Governance, Executive, Finance, Corporate Responsibility, and E-commerce and Technology. The Board may also establish and maintain other Committees from time to time as it deems necessary and appropriate. Each standing Committee operates under a written charter that sets forth the purposes and responsibilities of the committee as well as qualifications for Committee membership. Both the Audit and Executive Compensation Committees (each in conjunction with the Governance Committee) and the Governance Committee annually review their respective charters and recommend changes to the Board as appropriate. All standing Committees report regularly to the full Board with respect to their activities.

The Governance Committee considers and makes recommendations to the Board regarding Committee size, structure, composition and functioning. Committee members and chairpersons are recommended to the Board by the Governance Committee and appointed by the full Board. The chair of each Committee determines the frequency, length and agenda of the Committee’s meetings.

3. Qualifications of Directors. Members of the Board of Directors should conduct themselves in accordance with the highest standards of integrity and ethical behavior in the discharge of their duty to safeguard the long-term interests of the stockholders. The Board should be comprised of such number of directors as the Board

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considers optimal to promote a productive group deliberation and decision process. As a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented for the benefit of the Company’s stockholders. While all Directors should possess business acumen and must exercise sound judgment in their oversight of the Company’s operations, the Board endeavors to include an array of targeted skills and experience in its overall composition rather than requiring every Director to possess the same skills, perspective, and interests. Criteria that the Board looks for in Board candidates include, among other things, an individual’s business experience and skills, judgment, independence, integrity, and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests.

The Board, with the assistance of the Governance Committee, is responsible for assembling appropriate expertise within its membership as a whole, including financial literacy and expertise needed for members of the Audit Committee as required by applicable law and New York Stock Exchange listing standards. The Governance Committee is responsible for reviewing and revising, as needed, criteria for the selection of Directors, and from time to time, reviews and updates the Board candidate profile utilized in the context of a Director search, in light of the current needs of the business and the experience and talent then represented on the Board. The Governance Committee reviews the qualifications of Director candidates in light of the criteria approved by the Board and recommends candidates to the Board for election by the stockholders at the Annual Stockholders Meeting.

While the Board does not believe it appropriate to establish an arbitrary limit with respect to the number of public company boards upon which a Director may serve, the Board shall evaluate whether each Director evidences the ability to devote sufficient and significant time for service on the Company’s Board. Any Director intending to stand for election to the Board of Directors of an additional public company must provide advance notice to the Governance Committee Chair and the Chief Executive Officer.

4.Voting for Directors. In accordance with the By-laws of the Company, in an uncontested election, Directors are elected by a majority of votes cast. Any nominee for Director in an uncontested election who fails to receive a majority of votes cast in the affirmative shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

5. Director Evaluation and Tenure. The Board of Directors conducts either a self-assessment or an assessment with assistance from a third party of its performance each year using these Governance Principles as a tool against which performance is measured. The assessment process is also used as an opportunity to identify process improvements (i) to provide the Board with appropriate and adequate information in a timely fashion and (ii) to promote a high degree of engagement in the Board’s discussions and deliberations. In addition to the annual Board of Directors’ assessment, the attendance and contribution of each Board member is thoroughly reviewed every time the member is recommended by the Governance Committee for reelection by the stockholders.

The Board of Directors establishes and oversees processes by which the Committees of the Board evaluate their performance as measured against their responsibilities as set forth in the respective Committee charters. Each of the Committees of the Board conducts an annual performance evaluation and reports the results of the evaluation to the Board.

Directors who retire from their employment or who otherwise significantly change their position at any time while a member of the Board must notify the Governance Committee Chair of such change. The Governance Committee then reviews the continued appropriateness of Board membership under these circumstances, and reports its recommendation to the Board of Directors.

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Directors must retire from the Board no later than the Annual Stockholders Meeting following attainment of age seventy.

6. Composition and Independence of the Board and its Committees. The Board is divided into three classes, as nearly equal in number as possible, with staggered terms of three years each, so that the term of one class expires at each Annual Stockholders Meeting. Accordingly, Directors typically stand for reelection every three years.

A substantial majority of the Directors are independent. In accordance with longstanding Company practice, it is the expectation and strong preference of the Board that all but the employee Director(s) be independent. No more than two Directors should be employees of the Company. All Committees, except the Executive Committee, are comprised solely of independent directors. The Company does not maintain consulting relationships with any of its non-employee Directors or any of their family members for which a fee or other remuneration is paid, outside of the Director’s compensation as a Director of Pitney Bowes.

An “independent” director is a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board. The Board of Directors determines on an annual basis whether each Director is independent based upon the recommendation of the Governance Committee and all relevant facts and circumstances appropriate for consideration in the judgment of the Board. The Board applies the following standards in assessing independence:

No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if:

(i)	the Director was employed by the Company within the preceding three years;

(ii)	an immediate family member of the Director was employed by the Company as an executive officer within the preceding three years;

(iii)

the Director is a current partner or employee of the Company’s independent auditor, or was, within the preceding three years (but is no longer) a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time;

(iv)

an immediate family member of the Director is a current partner of the Company’s independent auditor, or is a current employee of the Company’s independent auditor participating in the audit firm’s audit, assurance or tax compliance (but not tax planning) practice, or was, within the preceding three years (but is no longer) a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time;

(v)

within the preceding three years, an executive officer of Pitney Bowes was on the compensation committee of the board of directors of a company at the same time the company employed the Pitney Bowes Director or an immediate family member of the Director as an executive officer;

(vi)

during any 12-month period within the preceding three years, the Director received any direct compensation from the Company in excess of $100,000, other than compensation for Board service and pension or other forms of deferred compensation for prior service with the Company;

(vii)

during any 12-month period within the preceding three years, an immediate family member of the Director received any direct compensation from the Company in excess of $100,000, other than compensation for service as a non-executive employee of the Company;

(viii)

another company where the Director is a current executive officer or employee made payments to or received payments from Pitney Bowes for property or services in an amount that, in any single fiscal year within the preceding three fiscal years, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues;

(ix)

another company where a member of the Director’s immediate family is a current executive officer made payments to or received payments from Pitney Bowes for property or services in an amount that, in any single fiscal year within the preceding three fiscal years, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

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(x)

Pitney Bowes’ discretionary charitable contributions to an organization where the Director or the Director’s spouse serves as an officer, director or trustee exceeded, in any single fiscal year within the preceding three years, the greater of $1 million or two percent of that organization’s consolidated gross revenues. (Pitney Bowes’ employee and Director matching charitable gifts programs will not be included in the amount of Pitney Bowes’ contributions for this purpose.)

The conclusions of the Board regarding the independence of each Director are disclosed in the Company’s proxy statement for each Annual Stockholders Meeting.

7. Evaluation of the Chief Executive Officer. The performance of the Chief Executive Officer is reviewed annually by the independent Directors. On an annual basis, at a joint meeting of the Governance Committee and the Executive Compensation Committee, at which the chair of the Governance Committee presides, the performance and achievements of the Chief Executive Officer, as well as areas for development, are reviewed in executive session. At a subsequent executive session of independent Directors, the Governance Committee chair presents a summary of the joint committees’ discussion regarding the Chief Executive Officer’s performance, and leads a discussion with the independent Directors. Feedback is then provided directly to the Chief Executive Officer, on behalf of the independent Directors, by the chair of the Governance Committee. The evaluation is used by the Executive Compensation Committee and the other independent Directors when considering and approving the compensation of the Chief Executive Officer.

8. Review of Management and Succession Planning. The Governance Committee assesses the Company’s long-term succession plan, as well as its plan for a near-term or temporary replacement of the Chief Executive Officer in case of emergency or where the Chief Executive Officer is disabled or otherwise unable to perform his duties. The Governance Committee meets in executive session on an annual basis with the Chief Executive Officer and the Senior Vice President and Chief Human Resources Officer to identify potential successors to the position of Chief Executive Officer and other senior management positions and, as appropriate, recommends changes in the Company’s succession plan to the independent Directors for approval.

Each year the Board of Directors reviews the performance and development of members of senior management and updates its long-term succession plan, as well as its plan for a near-term or temporary replacement of the Chief Executive Officer in case of emergency or where the Chief Executive Officer is disabled or otherwise unable to perform his duties. The independent Directors may discuss with the current Chief Executive Officer his observations and recommendations for a successor, and will conduct a separate discussion in executive session to update the succession plan.

9. Lead Director. The Board of Directors shall appoint a Lead Director who shall be an independent member of the Board of Directors and who shall have the following responsibilities:

  Chair meetings of the Board of Directors in executive session;

  Review and respond, as appropriate, in accordance with guidelines established by the Board of Directors and published each year in the Notice of Annual Meeting and Proxy Statement, to communications from stockholders and other interested parties;

  Brief the Chief Executive Officer, as needed, following discussions by the Board in executive session;

  Partner with the Chair of the Governance Committee to provide performance and other feedback to the Chief Executive Officer following the annual joint meeting of the Governance and Executive Compensation Committees;

  Partner with the Chair of the Executive Compensation Committee to provide compensation information to the Chief Executive Officer following meetings of the Board of Directors where compensation action is taken with respect to the Chief Executive Officer;

  Communicate informally with the other Directors, between meetings of the Board, to foster free and open dialog among Directors;

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  Act as Chairman of the Board in situations where the Chairman and Chief Executive Officer is unable to serve in that capacity; and

  Review and provide comment, as appropriate, concerning proposed agendas for meetings of the Board of Directors.

Characteristics The Lead Director must exhibit the following characteristics and skills: diplomacy, sound judgment, the ability to work collaboratively, to communicate effectively, with clarity and candor, and to recognize and act in accordance with an appropriate balance between (i) active mentor to the Chief Executive Officer and communications aide to the Board, and (ii) maintaining an oversight (rather than management) perspective as a member of the Board of Directors.

The Lead Director should be a member of the Governance Committee. In cases where the Board appoints a Lead Director who is not a member of the Governance Committee, the Lead Director will be appointed as an additional member of the Governance Committee, to serve during his or her term(s) as Lead Director.

Selection Process The Lead Director will be appointed by the Board of Directors after consideration of the recommendation of the Governance Committee. Prior to selecting a nominee for the Board’s consideration, the Governance Committee members will consult individually with the other Board members to obtain their perspectives concerning appropriate Lead Director candidates.

Terms and Term Limits The Lead Director will be appointed to serve an initial term of two years. He or she may be appointed by the Board, upon the recommendation of the Governance Committee, to serve for up to two additional successive one-year terms. It is expected that a Lead Director will be appointed to serve for an initial two-year term followed by a second appointment for a term of one year. A fourth successive year as Lead Director for any one Director would be recommended only under unusual circumstances.

Communications with Lead Director by Interested Parties The name of the Lead Director is disclosed in the Company’s proxy statement each year, and is available on the Company’s website, together with information to permit interested parties to contact him or her.

10. Executive Sessions. The independent Directors hold regular meetings in executive session, outside of the presence of any member of Company management. Such sessions are chaired by the Lead Director. It is the prerogative of each Board Committee to exclude members of management from any meeting or discussion held by such Committee at any time. It is the practice of the Audit, Executive Compensation, and Governance Committees to meet in executive session from time to time. The Audit Committee also meets separately, in periodic private sessions, with each of management, the General Auditor and the Company’s independent auditor.

11. Board Process and Deliberation. The Chairman and Chief Executive Officer establishes the agenda for each Board meeting, which is submitted to the Lead Director for review and comment. Directors are encouraged to suggest the inclusion of items on the agenda. In the annual Board assessment, the Directors will also be asked to give feedback on topics that require more attention from the Board.

Board decisions must be made on the basis of adequate information and after careful and unhurried consideration. Information and data that are important to the Board’s understanding of the business are generally distributed in writing to the Board before it meets, unless the sensitivity of the information dictates that it be presented only at the meeting. Complex and very important subjects should be presented over an extended enough period of time to permit discussion at more than one meeting, as the Board sees fit.

12. Director Access to Management. It is the Company’s practice to create opportunities for Directors to meet with members of management on a routine basis outside the presence of the Chief Executive Officer. Members of the Board of Directors are encouraged to contact or to meet privately with members of Company management, as part of their responsibilities as Directors.

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13. Director Compensation. The philosophy, or objectives, of the Board of Directors compensation program are to:

(i)	enable the Board to attract and retain the talent needed to fulfill the responsibilities of the Board in a superior and independent fashion;

(ii)	align the interests of the Directors with the long-term interests of shareholders through share ownership; and

(iii)	compensate Directors for their time, efforts and capacity to assist the Company in the achievement of its long-term goals, and to reflect those activities that require the greatest Board focus.

The compensation policy of the Company, or the means by which the Board compensation philosophy will be realized, is as follows:

In recognition of the commitment, service and capacity Directors provide to Pitney Bowes, the Company will provide each Director with compensation consisting of:

(i)	an annual cash retainer;

(ii)	an annual equity award of restricted common stock;

(iii)	board and Committee meeting fees; and

(iv)	a fee for service as Committee chairpersons with higher fees for those Committees that require enhanced efforts.

In establishing the amount of the cash retainer, the equity award and the fees, it is the Company’s intention that the total compensation of Directors be competitive with compensation of directors of companies in the Fortune 100 to 300 companies.

The Governance Committee of the Board reviews the director compensation policy periodically and will, if it deems appropriate, consult from time to time with an independent compensation consultant as to the competitiveness of the program.

The Board of Directors maintains Director Stock Ownership Guidelines, which are available on the Company’s governance website.

14. Director Orientation and Continuing Education. Directors commencing service on the Company’s Board of Directors maximize their individual effectiveness by participating at the earliest possible time in an orientation process. Accordingly, each new Director participates in a Company orientation program designed to familiarize the Director with the Company’s businesses, including short and long-term strategy, the nature of its stockholder base, its senior management team, its values, including ethics policies, its internal control environment, systems for detecting, preventing and reporting infractions of policy and law, the structure of and processes employed by the Board of Directors and its committees, and the responsibilities of Directors.

The Board of Directors recognizes the value of continuing education for Directors both within and outside the Company. Accordingly, in addition to Director education programs conducted in the context of or as an adjunct to a Board of Directors meeting (e.g., presentations by subject matter experts, visits to Company facilities, in-depth briefings by business unit heads), the Company makes available to its Directors information regarding externally conducted Director education programs, and reimburses Directors for the reasonable cost of participating in such programs upon review and approval of the Governance Committee. Directors are required to attend at least one Director continuing education program every two years.

15. Retention of External Advisors. The Board of Directors may retain at Company expense such external advisors as they deem appropriate in the discharge of their responsibilities. The Audit, Executive Compensation, and Governance Committees have the authority to retain external advisors consistent with the provisions of their respective charters.

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DIRECTIONS:

Northbound on I-95
Please take Exit 7 (Greenwich Avenue) and proceed through the first intersection to next traffic light, where you should turn right onto Washington Boulevard. Continue through three traffic lights until you come to a stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

Southbound on I-95
Please take Exit 7 (Atlantic Street) and stay in the middle lane. At the fifth traffic light, turn left onto Washington Boulevard. Continue through four traffic lights until you come to a stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

From the Merritt Parkway
Please take Exit 34 (Long Ridge Road). Turn south onto Long Ridge Road. Follow Long Ridge Road for approximately 2 miles to Cold Spring Road and turn right onto Cold Spring Road. Bear left onto Washington Boulevard and follow to the end (approximately 2 miles under railroad and I-95). At stop sign make a left turn onto South Pacific Street and take an immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

This Proxy Statement is printed entirely on recycled and recyclable paper.

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Annual Meeting Proxy Card

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This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR the election of directors and FOR Item 2.

A Election of Directors — The board of directors recommends a vote FOR the listed nominees.

1. Nominees:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Rodney C. Adkins	[ ]	[ ]	[ ]	02 - Michael J. Critelli	[ ]	[ ]	[ ]	03 - Murray D. Martin	[ ]	[ ]	[ ]

	For	Against	Abstain		For	Against	Abstain
04 - Michael I. Roth	[ ]	[ ]	[ ]	05 - Robert E. Weissman	[ ]	[ ]	[ ]

B The board of directors recommends a vote FOR Item 2.
	For	Against	Abstain
2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008.	[ ]	[ ]	[ ]

C Other Issues

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

		Annual Report Mark the box to the right if you would like to stop receiving an Annual Report.	[ ]

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Pitney Bowes’ proxy statement dated March 27, 2008.
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

2008 Annual Meeting of
Pitney Bowes Stockholders
May 12, 2008 9:00 a.m. Local Time
Pitney Bowes World Headquarters
1 Elmcroft Road, Stamford, CT 06926-0700

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY

PROXY SOLICITED ON BEHALF OF PITNEY BOWES BOARD OF DIRECTORS
DIRECTION TO T. ROWE PRICE TRUST COMPANY, TRUSTEE
Annual Meeting of Stockholders May 12, 2008

Michael J. Critelli, Murray D. Martin, Amy C. Corn, or any of them, with power of substitution are hereby appointed proxies of the undersigned to vote all shares of common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 12, 2008, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

The undersigned, if a participant in the Pitney Bowes 401(k) Plan (the “Plan”), directs T. Rowe Price Trust Company, Trustee, to vote all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 12, 2008, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

Shown on this card are all shares of common stock and $2.12 convertible preference stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Plan. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR Items 1 and 2 (unless otherwise directed). If a properly signed direction card regarding Plan shares is returned without choices marked the shares represented by the direction card will be voted, with respect to Items 1 and 2, in the same proportion indicated by the voting instructions given by participants in the Plan (unless otherwise directed).

In their discretion, the Proxies and/or the Trustee, as the case may be, are authorized to vote such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

Please mark, date, sign, and promptly return this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described on the reverse side.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOMPORTION IN THE ENCLOSED ENVELOPE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted
FOR the election of directors and FOR Item 2.

A Election of Directors — The board of directors recommends a vote FOR the listed nominees.

1. Nominees:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Rodney C. Adkins	[ ]	[ ]	[ ]	02 - Michael J. Critelli	[ ]	[ ]	[ ]	03 - Murray D. Martin	[ ]	[ ]	[ ]

	For	Against	Abstain		For	Against	Abstain
04 - Michael I. Roth	[ ]	[ ]	[ ]	05 - Robert E. Weissman	[ ]	[ ]	[ ]

B The board of directors recommends a vote FOR Item 2.
	For	Against	Abstain
2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008.	[ ]	[ ]	[ ]

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Pitney Bowes’ proxy statement dated March 27, 2008.
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOMPORTION IN THE ENCLOSED ENVELOPE.

PROXY

PROXY SOLICITED ON BEHALF OF PITNEY BOWES BOARD OF DIRECTORS
DIRECTION TO T. ROWE PRICE TRUST COMPANY, TRUSTEE
Annual Meeting of Stockholders May 12, 2008

Michael J. Critelli, Murray D. Martin, Amy C. Corn, or any of them, with power of substitution are hereby appointed proxies of the undersigned to vote all shares of common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 12, 2008, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

The undersigned, if a participant in the Pitney Bowes 401(k) Plan (the “Plan”), directs T. Rowe Price Trust Company, Trustee, to vote all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 12, 2008, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

Shown on this card are all shares of common stock and $2.12 convertible preference stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Plan. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR Items 1 and 2 (unless otherwise directed). If a properly signed direction card regarding Plan shares is returned without choices marked the shares represented by the direction card will be voted, with respect to Items 1 and 2, in the same proportion indicated by the voting instructions given by participants in the Plan (unless otherwise directed).

In their discretion, the Proxies and/or the Trustee, as the case may be, are authorized to vote such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

Please mark, date, sign, and promptly return this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described on the reverse side.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.